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1500 DeKoven Avenue
Racine, Wisconsin  53403-2552

Notice of Annual Meeting of Shareholders

Date:	Thursday, July 25, 2019
Time:	8:00 a.m.
Place:	The Milwaukee Marriott Downtown 323 East Wisconsin Avenue Milwaukee, Wisconsin 53202
Record Date:	May 28, 2019

Matters to vote on:

1.	Election of the Company-nominated slate of three directors for terms expiring in 2022;

2.	Advisory approval of the Company’s named executive officer compensation;

3.	Ratification of the appointment of the Company’s independent registered public accounting firm; and

4.	Consideration of any other matters properly brought before the shareholders at the meeting.

By order of the Board of Directors,

Sylvia A. Stein
Vice President, General Counsel and Corporate Secretary

June 25, 2019

Your vote at the annual meeting is important to us.  Please vote your shares of common stock by using the information contained in your proxy materials to call the toll-free telephone number or log onto the stated Internet address, or by completing the enclosed proxy card and returning it in the enclosed envelope.  This proxy statement is solicited on behalf of the Board of Directors for use at the 2019 Annual Meeting of Shareholders.  This proxy statement and accompanying proxy card are first being sent to shareholders on or about June 25, 2019.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on July 25, 2019 – the Notice and Proxy Statement and 2019 Annual Report on Form 10-K are available at www.proxyvote.com and www.modine.com.

ITEM 1 – ELECTION OF DIRECTORS

The Board of Directors (the “Board of Directors” or the “Board”) of Modine Manufacturing Company (the “Company” or “Modine”) nominated three current members of the Board, David G. Bills, Thomas A. Burke, and Charles P. Cooley, to stand for election at the 2019 Annual Meeting of Shareholders.  If elected, each director would serve until the 2022 Annual Meeting of Shareholders and the election of his successor.  The persons appointed as proxies will vote “FOR” the election of these nominees, unless instructions to the contrary are given to them.  The nominees have indicated that they are able and willing to serve as directors.  While it is not anticipated that any of the nominees will be unable to take office, if that happens, the proxies will vote “FOR” the substitute nominee(s) designated by the Board of Directors.

The Company’s Bylaws require that each director retire at the close of the term in which he or she attains the age of 72 years, except that the provision will not apply to any director who has been exempted from it by a resolution passed by a two-thirds vote of the Board of Directors.

The Company’s Amended and Restated Articles of Incorporation provide that the Board of Directors shall be divided into three classes, as nearly equal in number as possible, serving staggered three-year terms.  The Board of Directors currently consists of ten members.  Two classes of the Board of Directors consist of three directors each, while one class of the Board consists of four directors.

In accordance with the Company’s Bylaws, a director shall hold office until (i) the end of such director’s term and until the director’s successor shall have been elected, (ii) there is a decrease in the allowable number of directors, or (iii) his or her death, resignation or removal.  Vacancies may be filled by the shareholders or the remaining directors. See Selection of Nominees to the Board of Directors below.

Qualifications of Modine’s Board of Directors

Qualifications of Modine’s Board of Directors as a Governing Entity

Modine’s Board consists of proven leaders from various industries, disciplines and end markets who have the knowledge and experience necessary for a deep understanding of Modine, its products and its businesses.  That knowledge and experience has been gained or enhanced in a wide variety of ways, including through years of service on Modine’s Board, employment with industry leaders that have business models and strategies similar to the Company’s or product markets important to the Company, and leadership positions in technologically innovative institutions.  The Board benefits from the interplay among a group of directors who have diverse and distinguished backgrounds, which are described in further detail in this section.  Modine’s directors are dedicated individuals with high integrity and discipline who have a strong desire to use their skills to govern Modine in a responsible manner.

Individual Qualifications of the Members of Modine’s Board of Directors

The Board of Directors’ Corporate Governance and Nominating Committee (the “Nominating Committee”), a committee consisting of all of the independent directors of the Company, has determined that the Board needs certain specialized expertise as well as broad leadership experience to direct the Company to achieve its strategic goals.  The Nominating Committee considers the following qualities and experiences to be necessary for the proper functioning of a Board of a responsible, global, diversified industrial company:

•	Business operations leadership;

•	Relevant industry experience;

•	Global business experience;

•	Financial expertise;

•	Technological expertise;

•	Corporate governance expertise;

•	Financial markets experience; and

•	Strategic planning and execution expertise, including mergers and acquisitions experience.

In addition, from time to time, the Nominating Committee considers additional attributes that are more specific to the Company’s strategic and business emphasis at any given point.

A description of the qualities provided by each Board member is included below with the description of the individual’s experience and public company directorships, all as of May 28, 2019.

Board Skills Matrix

The chart below summarizes the specific qualifications, attributes, and skills for each director.  An “X” in the chart below indicates that the item is a specific reason that the director was nominated to serve on the Board.  The lack of an “X” does not mean that the director does not possess that qualification or skill.  Rather, an “X” indicates a specific area of focus or expertise of a director on which the Board currently relies.

Board of Directors	Business Operations Leadership	Relevant Industry Experience	Global Business Experience	Financial Expertise	Technological Expertise	Corporate Governance Expertise	Financial Markets Experience	Strategic Planning and Execution Expertise

Mr. Burke	X	X	X	X	X	X		X
Mr. Anderson	X	X	X	X		X		X
Mr. Ashleman	X	X	X	X		X		X
Mr. Bills	X		X		X		X	X
Mr. Cooley			X	X		X	X	X
Dr. Garimella					X			X
Mr. Moore	X	X	X		X			X
Mr. Patterson	X	X	X			X		X
Ms. Williams			X	X		X	X	X
Ms. Yan	X	X	X		X	X		X

2019 Nominees for Director

Based upon the recommendation of the Nominating Committee, the Board approved the nominations of Mr. David G. Bills, Mr. Thomas A. Burke and Mr. Charles P. Cooley for election as directors.  Messrs. Bills and Cooley are considered independent under the New York Stock Exchange (“NYSE”) corporate governance rules.  Mr. Burke is not considered independent due to his position as President and CEO of the Company.  Each of these nominees were last elected to the Board in 2016, at which time they each received the support of not less than 97% of the votes cast.

The Board of Directors recommends a vote “FOR” Mr. David G. Bills, Mr. Thomas A. Burke and Mr. Charles P. Cooley.

Vote Required for Approval

Directors in an uncontested election are elected by a majority of the votes cast by holders of shares of the Company’s common stock entitled to vote in the election at a shareholder meeting at which a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Nominees to be Elected for Terms Expiring in 2022:

David G. Bills Age 58 Director since 2015	Current Position:	Retired.

Experience:
Mr. Bills served as Senior Vice President – Corporate Strategy of DuPont, a science-based products and services company, from 2009 until his retirement in 2017.  Mr. Bills joined DuPont in 2001 as Vice-President – Corporate Planning, and during his time at DuPont he also served as Vice President and General Manager—Displays; President – Fluoroproducts; and Chief Marketing and Sales Officer.  Before joining DuPont, Mr. Bills was a partner with McKinsey & Company, Inc., a corporate advisory firm, where he worked with senior executives of Fortune 500 companies on corporate and business unit strategy, growth programs, business development, and marketing and sales strategies.

	Public Company Directorships:	Lydall, Inc.

Specific Attributes and Skills for Mr. Bills:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership	Mr. Bills gained his business operations experience leading and managing business units during his tenure at DuPont.

Global Business Experience
Mr. Bills’ experience at DuPont included leading business units, managing marketing and sales activities, and leading corporate strategy and mergers and acquisitions (“M&A”) activity, all on a global basis.  In addition, his responsibilities at McKinsey & Company, Inc. included assisting its clients in developing global strategies, including in the areas of growth, business development, and marketing and sales.

Technological Expertise	Through his engineering background and his roles with DuPont, Mr. Bills has acquired significant experience in application-based technology.

Financial Markets Experience
Through his experience with DuPont and McKinsey & Company, Inc., Mr. Bills has gained expertise in growth and M&A financing opportunities in the financial markets in which the Company competes for financing.

Strategic Planning and Execution Expertise
Mr. Bills’ primary function in his roles at both DuPont and McKinsey & Company, Inc. has been strategic planning.  Mr. Bills brings a unique focus on strategy to the Board, as exhibited by the combination of his experience assisting numerous clients with their planning needs, leading multiple DuPont business units, and developing growth strategies at DuPont through both organic and M&A opportunities.  Mr. Bills led DuPont’s M&A team and all related activities from 2011 until his retirement.

Thomas A. Burke Age 62 Director since 2008	Current Position:	President and Chief Executive Officer of Modine since 2008.

	Experience:	Mr. Burke joined Modine in May 2005 as Executive Vice President and subsequently served as Executive Vice President and Chief Operating Officer (July 2006 – March 2008). Prior to joining Modine, Mr. Burke worked for five years in various management positions with Visteon Corporation, a leading supplier of parts and systems to automotive manufacturers, including as Vice President of North American Operations (2002 – May 2005) and Vice President, European and South American Operations (2001 – 2002). Prior to working at Visteon Corporation, Mr. Burke worked in positions of increasing responsibility at Ford Motor Company.

Specific Attributes and Skills for Mr. Burke:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership	Mr. Burke serves as President and Chief Executive Officer of the Company.

Relevant Industry Experience
Mr. Burke has unique knowledge of the challenges, risks and opportunities facing a global supplier of thermal management products to global customers gained through his experience with the Company as well as at Visteon Corporation and Ford Motor Company.  Mr. Burke’s membership on the Board and leadership of the Company’s Executive Council help to ensure that the Board is linked to the Company’s management and operations.

Global Business Experience
Mr. Burke’s extensive operational and technical managerial experience at Ford Motor Company, Visteon Corporation and the Company provide him with significant insight and experience in the operations, challenges and complex issues facing global manufacturing businesses.

Financial Expertise
Mr. Burke has gained significant financial expertise through his role as President and Chief Executive Officer of the Company, and as a director and member of the Audit Committee of another public company.

Technological Expertise	Mr. Burke has a strong background in and knowledge of thermal management technology.

Corporate Governance Expertise	Mr. Burke has gained significant corporate governance experience in his role as President and Chief Executive Officer of the Company and previously as a director of another public company.

Strategic Planning and Execution Expertise	As President and Chief Executive Officer of the Company, Mr. Burke has played an integral role in the Company’s short- and long-term strategic planning processes.

Charles P. Cooley Age 63 Director since 2006	Current Position:	Retired.

Experience:
Mr. Cooley retired as Senior Vice President and Chief Financial Officer of The Lubrizol Corporation, a specialty chemical company (April 2009 – September 2011).  Mr. Cooley joined The Lubrizol Corporation as Vice President, Treasurer and Chief Financial Officer (April 1998 – July 2005) and subsequently served as its Senior Vice President, Treasurer and Chief Financial Officer (July 2005 – April 2009).  Prior to joining The Lubrizol Corporation, Mr. Cooley was Assistant Treasurer of Corporate Finance, Atlantic Richfield Company (ARCO), and Vice President, Finance, ARCO Products Company.

	Public Company Directorships:	KeyCorp

Specific Attributes and Skills for Mr. Cooley:

Expertise	Discussion of Skills and Attributes

Global Business Experience	Mr. Cooley served as Chief Financial Officer of The Lubrizol Corporation, a company with extensive operations throughout the world.

Financial Expertise	Mr. Cooley has substantial experience as Chief Financial Officer of The Lubrizol Corporation including extensive knowledge of complex accounting issues, capital management and internal controls.

Corporate Governance Expertise
In his role as Chief Financial Officer of The Lubrizol Corporation, Mr. Cooley gained significant experience implementing effective corporate governance practices.  In addition, Mr. Cooley serves on the board of another public company.

Financial Markets Experience	As Chief Financial Officer of The Lubrizol Corporation, Mr. Cooley had significant experience in the financial markets in which the Company competes for financing.

Strategic Planning and Execution Expertise	Mr. Cooley has been heavily engaged in strategic planning activities throughout his career, particularly through his numerous roles with The Lubrizol Corporation.

Directors Continuing in Service for Terms Expiring in 2020:

David J. Anderson Age 71 Director since 2010	Current Position:	Retired.

Experience:
Mr. Anderson retired as President and Chief Executive Officer of Sauer-Danfoss Inc., a worldwide leader in the design, manufacture and sale of engineered hydraulic, electric and electronic systems and components.  Mr. Anderson served in this capacity and as a director of Sauer-Danfoss Inc. from 2002 until his retirement in 2009.  Prior to that time, he served in various senior leadership positions in strategic planning, business development and sales and marketing.

	Public Company Directorships:	MTS Systems Corporation (Chairman)

Specific Attributes and Skills for Mr. Anderson:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership
Mr. Anderson acquired his business operations leadership experience as President and CEO of Sauer-Danfoss Inc., where he gained his significant understanding of successful leadership of a growing, global, high-technology, industrial company.

Relevant Industry Experience
Sauer-Danfoss Inc., a company at which Mr. Anderson spent 25 years of his career, develops, manufactures and markets advanced systems for the distribution and control of power in mobile equipment.  Over the course of his career with Sauer-Danfoss Inc., Mr. Anderson became thoroughly familiar with the market for products to industrial Original Equipment Manufacturers (“OEMs”).

Global Business Experience
Mr. Anderson has significant global business experience having led the post-merger integration of Sauer-Sundstrand and Danfoss Fluid Power into its end state of 26 manufacturing sites in 11 countries with over $2 billion in revenue.

Financial Expertise
Mr. Anderson has gained significant financial expertise through his role as President and Chief Executive Officer of Sauer-Danfoss Inc., as a graduate of the Harvard Advanced Management Program, and as Board Chairman of MTS Systems Corporation.

Corporate Governance Expertise
Mr. Anderson currently Chairs the board of MTS Systems Corporation, an international public company, and formerly served on the board of Sauer-Danfoss Inc. as a director and Vice Chairman, and Schnitzer Steel Industries as a director.

Strategic Planning and Execution Expertise
Mr. Anderson’s strategic planning and execution expertise is a result of his years with Sauer-Danfoss Inc., both as President, Chief Executive Officer and Vice Chairman and in his prior roles.  This experience included leading the successful post-merger integration of Sauer-Sundstrand and Danfoss Fluid Power.

Eric D. Ashleman Age 52 Director since 2019	Current Position:	Senior Vice President and Chief Operating Officer, IDEX Corporation.

Experience:
Mr. Ashleman joined IDEX Corporation, a developer, designer and manufacturer of fluidics systems and specialty engineered products, in 2008 as President of Gast Manufacturing and has served in a variety of capacities since then, including: President, Gast Manufacturing and Global Dispensing; Vice President and Group Executive, Fire, Safety and Diversified Segment; and Senior Vice President and Group Executive, Health and Science Technology, and Fire, Safety and Diversified Segments.  Prior to joining IDEX, Mr. Ashleman served as President of Schutt Sports from 2006 – 2008.

Specific Attributes and Skills for Mr. Ashleman:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership
Mr. Ashleman has acquired business operations leadership through his many roles at IDEX Corporation, and particularly in his current role as Chief Operating Officer, where he is responsible for the global operations of a diversified industrial company.

Expertise	Discussion of Skills and Attributes

Relevant Industry Experience
Mr. Ashleman serves as Chief Operating Officer of IDEX Corporation, a global, diversified industrial company that manufactures for and sells into numerous markets also served by the Company, including the automotive, energy and industrial sectors.

Global Business Experience
Mr. Ashleman has acquired substantial global business experience through his roles with IDEX Corporation, and particularly in his current role as Chief Operating Officer, as he leads the operations of a global, diversified industrial company.

Financial Expertise	Mr. Ashleman has acquired significant financial expertise through his roles at IDEX Corporation and through his previous role as President of Schutt Sports.

Corporate Governance Expertise	Through his roles at IDEX Corporation and through his previous role as President of Schutt Sports, Mr. Ashleman has obtained considerable corporate governance expertise.

Strategic Planning and Execution Expertise	Mr. Ashleman has developed short- and long-term strategic planning and execution expertise through his numerous roles at IDEX Corporation, and through his previous role as President of Schutt Sports.

Larry O. Moore Age 69 Director since 2010	Current Position:	Retired.

Experience:
Mr. Moore retired as Senior Vice President, Module Centers & Operations of Pratt & Whitney, a division of United Technologies and a manufacturer of aircraft engines.  Mr. Moore served in this capacity from 2002 until his retirement in 2009.  Immediately prior to joining Pratt & Whitney, Mr. Moore served in various management positions with Cummins and Ford Motor Company.

Specific Attributes and Skills for Mr. Moore:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership
Mr. Moore gained his business operations leadership experience, including experience in low-cost country sourcing and operational excellence, at United Technologies where he served as Senior Vice President, Module Centers & Operations of Pratt & Whitney, and at Cummins where he served in various operations management positions.

Relevant Industry Experience
Mr. Moore has a deep understanding of the diesel engine markets for off-highway and commercial truck markets gained over his 23-year career in various positions with Volkswagen of America, Inc., General Motors Corporation and Ford Motor Company, as well as Cummins and Pratt & Whitney.

Global Business Experience	Mr. Moore has extensive experience working with global industrial companies.

Technological Expertise	Mr. Moore has acquired significant technological expertise through his roles in multiple technology-driven business enterprises.

Strategic Planning and Execution Expertise
Through his affiliations with Pratt & Whitney, Cummins, Ford Motor Company and other global industrial companies, Mr. Moore has obtained significant experience in a variety of strategic planning and execution strategies.

Marsha C. Williams Age 68 Director since 1999	Current Position:	Retired.

Experience:
Ms. Williams retired as Senior Vice President and Chief Financial Officer of Orbitz Worldwide, Inc., an online travel company (July 2007 - December 2010).  Prior to joining Orbitz Worldwide, Inc., Ms. Williams was Executive Vice President and Chief Financial Officer (2002 – February 2007) of Equity Office Properties Trust, a real estate investment trust.  Prior to that time, Ms. Williams was Chief Administrative Officer of Crate and Barrel and served as Vice President and Treasurer of Amoco Corporation; Vice President and Treasurer of Carson Pirie Scott & Company; and Vice President of The First National Bank of Chicago.

	Public Company Directorships:	McDermott International, Inc.; Fifth Third Bancorp (Lead Director of the Board of Directors); and Davis Funds

Specific Attributes and Skills for Ms. Williams:

Expertise	Discussion of Skills and Attributes

Global Business Experience
Ms. Williams was an executive officer of Orbitz Worldwide, Inc. and is currently a director of several public companies with global operations.  In these roles, Ms. Williams has accumulated extensive knowledge of global finance, capital management, internal controls and human resources.

Financial Expertise
As Vice President and Chief Financial Officer of Orbitz Worldwide, Inc., and Executive Vice President and Chief Financial Officer of Equity Office Properties Trust, Ms. Williams gained significant financial acumen relating to complex, global companies.

Corporate Governance Expertise	Ms. Williams serves on the board of several public companies, and is the Lead Director of the Fifth Third Bancorp Board of Directors.

Financial Markets Experience
As the former Vice President and Chief Financial Officer of Orbitz Worldwide, Inc., Executive Vice President and Chief Financial Officer of Equity Office Properties Trust, and Lead Director of Fifth Third Bancorp, Ms. Williams has significant experience in the financial markets in which the Company competes for financing.

Strategic Planning and Execution Expertise	Ms. Williams has engaged in all facets of strategic planning and execution, particularly through her roles with Orbitz Worldwide, Inc. and Equity Office Properties Trust.

Directors Continuing in Service for Terms Expiring in 2021:

Dr. Suresh V. Garimella Age 55 Director since 2011	Current Position:
Executive Vice President for Research and Partnerships, R. Eugene and Susie E. Goodson Distinguished Professor in the School of Mechanical Engineering and Director of the Cooling Technologies Research Center, Purdue University.

Experience:
Dr. Garimella has served as a professor of Mechanical Engineering at Purdue University since 2002 and has also served as a professor of Mechanical Engineering at the University of California at Berkeley; University of Wisconsin-Milwaukee; The University of New South Wales, Sydney, Australia; Xi’an JiaoTong University, Xi’an, China; and Technical University of Darmstadt, Germany.  Dr. Garimella received his Bachelor of Technology in Mechanical Engineering from Indian Institute of Technology, Madras, India; his M.S. in Mechanical Engineering from The Ohio State University; and his Ph.D. in Mechanical Engineering from the University of California at Berkeley.

Specific Attributes and Skills for Dr. Garimella:

Expertise	Discussion of Skills and Attributes

Technological Expertise	Dr. Garimella is a renowned expert in thermal management and heat transfer technology, which is central to the success of the Company.

Strategic Planning and Execution Expertise
In his current position, Dr. Garimella is deeply engaged with the development and execution of Purdue’s strategic plans and, in particular, the plans relating to the University’s strategic research initiatives and partnerships, both within and outside the United States.  In addition, Dr. Garimella is a Member of the National Science Board, and serves on its Committee on Strategy, which is responsible for setting short- and long-term strategy and objectives for the National Science Foundation.

Christopher W. Patterson Age 65 Director since 2010	Current Position:	Retired.

Experience:
Mr. Patterson retired as President and Chief Executive Officer of Daimler Trucks North America LLC, a leading producer of heavy-duty and medium-duty trucks and specialized commercial vehicles in North America.  Mr. Patterson served in this capacity from 2005 until his retirement in 2009.  Prior to this, he held senior positions, including as Senior Vice President, Service & Parts, with Freightliner LLC (predecessor to Daimler Trucks North America), and other international, commercial truck producers.

	Public Company Directorships:	Finning International Inc., Vancouver, B.C. (Canada)

Specific Attributes and Skills for Mr. Patterson:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership
Mr. Patterson gained his business operations leadership experience as President and Chief Executive Officer of Daimler Trucks North America LLC and brings extensive strategic sales and marketing experience to the Company’s Board.

Relevant Industry Experience	Mr. Patterson has a significant understanding of commercial truck markets and the operations of global commercial vehicle OEMs.

Global Business Experience	Mr. Patterson’s extensive executive and leadership experience, as described above, gives him valuable insight into the complexities, challenges and issues facing global manufacturing businesses.

Corporate Governance Expertise
Mr. Patterson has significant corporate governance experience from his role as President and Chief Executive Officer of Daimler Trucks North America LLC. In addition, Mr. Patterson serves on the board of another public company.

Strategic Planning and Execution Expertise
Through his many roles at Daimler Trucks North America LLC, and particularly in his position as President and Chief Executive Officer, Mr. Patterson obtained significant experience in establishing and executing on that entity’s short- and long-term strategic plans.

Christine Y. Yan Age 53 Director since 2014	Current Position:	Retired.

Experience:
Ms. Yan retired as Vice President of Integration, Stanley Black & Decker, Inc., a diversified global provider of power and hand tools, Engineered Fastening Systems for Automotive and other industries, and Electronic Security and Monitoring Systems. Ms. Yan served in this capacity from January 2018 until her retirement in November 2018.  Prior to this, she held a variety of positions with Stanley Black & Decker, including President of Asia, Stanley Black & Decker, Inc.; President of Storage and Workspace Systems; integration leader of Stanley Engineered Fastening Group; President of the Americas business of Stanley Engineered Fastening; and President of Stanley Engineered Fastening’s Global Automotive business.

	Public Company Directorships:	ON Semiconductor; Ansell Limited; and Cabot Corporation

Specific Attributes and Skills for Ms. Yan:

Expertise	Discussion of Skills and Attributes

Business Operations Leadership	Ms. Yan gained her business operations experience as the leader of various business units within Stanley Black & Decker, Inc.

Relevant Industry Experience
Ms. Yan has gained a significant understanding of the vehicular industry through her experience in various positions, including as President, with Stanley Engineered Fastening’s Global Automotive business.

Global Business Experience
Ms. Yan’s experience as President of Asia, Stanley Black & Decker, Inc. and President of Stanley Engineered Fastening’s Global Automotive business and as General Manager of China Operations for Emhart Teknologies (Black & Decker's Fastening and Assembly Systems Group) has provided Ms. Yan with significant insight into international business and, in particular, business in China.

Corporate Governance Expertise	In addition to her tenure as a director of Modine, Ms. Yan serves on the board of three other public companies.

Technological Expertise
Ms. Yan’s engineering background and past and current positions at Stanley Black & Decker, Inc. have provided her with significant exposure to and experience with technologically sophisticated business operations.

Strategic Planning and Execution Expertise	Ms. Yan has acquired substantial expertise in strategic planning as the leader of numerous significant business units within Stanley Black & Decker, Inc.

CORPORATE GOVERNANCE

The Company’s business is managed under the direction of its Board of Directors, pursuant to its Amended and Restated Articles of Incorporation, its Bylaws and the laws of the State of Wisconsin.  Members of the Board of Directors are kept informed of the Company’s operations through discussions with the CEO and key members of management, by reviewing materials provided to them, and by participating in meetings of the Board of Directors and its committees.

The Company reviews and evaluates its corporate governance policies and practices, particularly in light of the rules of the Securities and Exchange Commission (“SEC”) and the NYSE, and believes that its current policies and practices meet these requirements.  The Company’s corporate governance policies, including its Guidelines on Corporate Governance and charters for committees of the Board, are available on its website, www.modine.com, and are also available in print to any shareholder or other interested person upon request.

Code of Conduct

The Company’s Code of Conduct (the “Code”) summarizes the compliance and ethical standards and expectations the Company has for all of its employees (including the principal executive officer, principal financial officer and principal accounting officer) and directors with respect to their conduct in furtherance of Company business.  It contains procedures for reporting suspected violations of the Code, including procedures for the reporting of questionable accounting or auditing matters or other concerns regarding accounting, internal accounting controls or auditing matters.  The Company has established a Business Ethics Program that includes an Internet and phone Helpline through which employees and others may report concerns regarding such matters in confidence and, if desired, anonymously.  A copy of the Code, as well as further information regarding the Business Ethics Program, is available on the Company’s website, www.modine.com.  These materials are also available in print to any shareholder or other interested person upon request.  If we make any substantive amendment to the Code, we will disclose the nature of such amendment on our website or in a current report on Form 8-K.  In addition, if a waiver of the Code is granted to an executive officer or director, we will disclose the nature of such waiver on our website, in a press release or in a current report on Form 8-K.

Director Independence

The Company’s Guidelines on Corporate Governance require that a majority of the Board’s members be independent.  The Company also believes it is in its best interest to have the President and CEO of the Company serve as a director.  At a minimum, to qualify as “independent,” a director must meet the independence standards of the NYSE.  The Nominating Committee assesses independence on a regular basis, and each director is responsible for bringing any changes in his or her status that may affect his or her independence to the attention of the Nominating Committee.  In addition, on an annual basis the directors complete a questionnaire prepared by the Company that is designed to elicit information that the Board uses to assess director independence.  At least annually, the Board reviews the relationships that each director has with the Company.  Only those directors that the Board affirmatively determines have no material relationship with the Company, and who do not have any of the relationships that prevent independence under the standards of the NYSE, are considered to be independent directors.

The Board has determined that all of the current directors, other than Mr. Burke, are independent within the meaning of the listing standards of the NYSE.  The Board concluded that none of these directors has any of the relationships with the Company set forth in the NYSE listing standards or any other business or other relationships with the Company that would preclude a determination of his or her independence.  Mr. Burke is not independent due to his position as President and CEO of the Company.

Certain Relationships and Related Party Transactions

The Code requires that all officers, employees and directors of the Company avoid any situation that conflicts with the proper discharge of his or her responsibility to the Company or that impairs his or her ability to exercise independence of judgment with respect to the transactions in which he or she is involved for the Company.  Significant transactions with the Company’s officers, employees or directors, their relatives, or enterprises in which they have material interests, are not permitted unless such transactions are fully disclosed and approved by the Board of Directors or the Audit Committee as being in the best interest of the Company.

Modine is a large global organization that engages in thousands of purchases, sales and other transactions annually.  Modine may enter into purchase and sale transactions with other companies, universities and entities in which members of the Board of Directors are employed or are members of the Board of Directors for such entities.  Modine enters into these arrangements in the ordinary course of business and at competitive prices and terms.  The Company anticipates that similar transactions may occur in the fiscal year ending March 31, 2020.

At the end of each fiscal year, each director and officer must respond to a questionnaire that requires him or her to identify certain information about his or her immediate family and any transaction or relationship that occurred during the year or any proposed transaction that involves Modine (or any subsidiary or affiliate of Modine) and that individual, his or her immediate family, or any entity with which he, she or such immediate family member is associated.  All responses to the questionnaires are reviewed by the Company’s Legal Department and shared with the President and CEO, as appropriate.  In addition, the Company independently searches its records for potential transactions with known related parties.  Based upon such review, there were no related party transactions with respect to persons who were officers or directors during fiscal 2019.

Lead Director

Marsha C. Williams assumed the position of Lead Director in July 2013.  As Lead Director, Ms. Williams presides over meetings of the shareholders, the Board of Directors, and executive sessions of the Board of Directors, and carries out such other duties as directed by the Board of Directors and as listed in the Company’s Guidelines on Corporate Governance.  The Company believes this leadership structure is in the best interest of the Company’s shareholders at present because it allows the Company to benefit from the unique leadership ability that Ms. Williams possesses and from her business and corporate governance experience.  The Board does not intend to nominate a Chairman at this time.

Risk Oversight

The Board of Directors has overall responsibility for risk oversight for the Company.  Management provides the Board with information on a regular basis to keep the members of the Board of Directors apprised of identified risks.  These risks, including financial, organizational, reputational and strategic risks, are reviewed and discussed with the Board as part of the business and operating review conducted at each of the Board’s regular meetings.  As described below under Committees of the Board of Directors, the Board of Directors has delegated certain responsibilities to its committees.  The committees have oversight of risks that fall within their areas of responsibility.  The Audit Committee has primary oversight of the Company’s financial reporting, internal control and compliance risks.  The Officer Nomination and Compensation Committee evaluates the risks arising from the Company’s compensation policies and programs.  Management is responsible for managing risk and the Company’s enterprise risk management program.

Selection of Nominees to the Board of Directors

The Nominating Committee considers prospective candidates for Board membership who are recommended by its members, as well as those recommended by management, shareholders and independent consultants hired by the Nominating Committee.  The Nominating Committee may also decide to engage a professional search firm to assist in identifying qualified candidates.  When such a search firm is engaged, the Nominating Committee sets its fees and scope of engagement.

Once the Nominating Committee identifies a prospective nominee, it initially determines whether to conduct a full evaluation of the candidate.  The Nominating Committee makes its initial determination based on the information provided to it with the recommendation of the prospective candidate, as well as the Nominating Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others.

The Nominating Committee evaluates the prospective nominee, considering factors it deems appropriate, including the current composition of the Board and the evaluations of other prospective nominees.  In assessing candidates, the Board considers the required areas of expertise set forth above in the Board Skills Matrix (business operations leadership; relevant industry experience; global business experience; financial expertise; technological expertise; corporate governance expertise; financial markets experience; and strategic planning, including mergers and acquisitions); additional attributes that are more specific to the Company’s strategic direction and business emphasis at any given point; and such additional factors as the individual’s education, contribution to the diversity of the Board, and other factors frequently encountered by a global business.

In choosing a candidate for Board membership, every effort is made to complement and supplement skills within the existing Board and to strengthen any identified areas.  Further criteria include a candidate’s personal and professional ethics, integrity and values, as well as his or her willingness and ability to devote sufficient time to attend meetings and participate effectively on the Board.

In connection with this evaluation, the Board determines whether to interview the prospective nominee.  If an interview is warranted, one or more members of the Board of Directors, and others as appropriate, will interview prospective nominees.  After completing the evaluation and interview, the Nominating Committee makes a recommendation to the Board regarding the nomination of a candidate, and the Board acts on that recommendation.

Shareholder Nominations and Recommendations of Director Candidates

The Bylaws of the Company provide that any shareholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board of Directors.  Shareholders who desire to nominate a person or persons for election to the Board or to present business at the next annual meeting must comply with the notice requirements in the Company’s Bylaws, a copy of which is available from the Company’s Secretary.  For consideration at the 2020 Annual Meeting of Shareholders, nominations or the presentation of other business must be received by the Secretary no earlier than April 16, 2020 and no later than May 11, 2020.  Shareholders who want to submit a recommendation for a director candidate for the Board may submit the recommendation to the Board using the procedure described below under Shareholder and Other Interested Persons’ Communication with the Board.  The Nominating Committee intends to evaluate candidates recommended by shareholders in the same manner that it evaluates other candidates. The Nominating Committee requests that it receive any such recommendations for the 2020 Annual Meeting of Shareholders by October 4, 2019.

Shareholder and Other Interested Persons’ Communication with the Board

Shareholders and other interested persons wishing to communicate with the Board of Directors or with a Board member (including the Lead Director) should address communications to the Board or to the particular Board member, c/o Secretary, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552.  In accordance with a process approved by the Board of Directors, the Secretary reviews all such correspondence.  The Secretary forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deal with the functions of the Board or committees thereof or that she otherwise determines requires their attention.  Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Company’s Business Ethics Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.  From time to time, the Board may change the process by which shareholders and other interested persons may communicate with the Board of Directors or its members.  Please refer to the Company’s website, www.modine.com, for any changes to this process.

Committees of the Board of Directors

Audit Committee

The Audit Committee is a standing committee of the Board of Directors, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The charter of the Audit Committee is available on the Company’s website, www.modine.com.

The Audit Committee is responsible for, among other things, appointing and overseeing the work of the Company’s independent registered public accounting firm for the purpose of preparing and issuing an audit report and performing related work, and for discussing with the independent registered public accounting firm appropriate staffing and compensation.  The Audit Committee also oversees management’s implementation of systems of internal controls; monitors the preparation of quarterly and annual financial reports by management; determines whether the independent registered public accounting firm is independent; and reviews management’s programs to monitor and address matters associated with compliance with the Company’s Code of Conduct.  The functions of the Audit Committee are more fully described below in the Report of the Audit Committee in this proxy statement.

The Board of Directors has determined that each member of the Audit Committee is independent as defined in the corporate governance listing standards of the NYSE relating to audit committees.  The Board of Directors has also determined that each Audit Committee member satisfies the financial literacy and experience requirements of the NYSE, and that Mr. Cooley (the Chair of the Committee), Mr. Anderson, and Mr. Ashleman qualify as audit committee financial experts within the meaning of the SEC rules.

Officer Nomination and Compensation Committee

The Officer Nomination and Compensation Committee of the Board of Directors (the “ONC Committee”) is composed exclusively of non-employee, independent directors with no business relationship with the Company, other than in their capacity as directors, and there are no interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements.  The charter of the ONC Committee is available on the Company’s website, www.modine.com.

The ONC Committee oversees and provides strategic direction to management regarding the Company’s executive compensation practices.  The ONC Committee reviews the performance of the executive officers, other than the CEO, and works in conjunction with the Nominating Committee to review the performance of the CEO; reviews candidates for positions as officers; makes recommendations to the Board on certain officer candidates; makes recommendations to the Board on compensation of the CEO; determines, with the CEO’s recommendations, the compensation of non-CEO executive officers and other officers of the Company; considers recommendations made by its independent compensation consultant relating to director compensation and presents those recommendations to the Board; administers the incentive compensation plans in which executive officers and directors participate; and reviews the Company’s benefit programs made available to some or all salaried employees of the Company.  The ONC Committee has the authority to delegate the aforementioned responsibilities to subcommittees comprised of independent Board members.

Mr. Burke, as President and CEO, recommends to the ONC Committee any compensation changes affecting the Company’s officers, including the named executive officers (“NEOs”), other than himself.  Mr. Burke presents to the ONC Committee the performance and leadership behavior goals and expectations of each such officer and the level of achievement of those goals as well as the Company’s performance during the fiscal year.  The ONC Committee reviews Mr. Burke’s recommendations and either approves or does not approve any compensation matters affecting such officers of the Company.  Mr. Burke has no role in setting his own compensation.

In fiscal 2019, the ONC Committee retained Farient Advisors LLC (“Farient”) as its independent executive compensation consultant.  Farient reports directly to the ONC Committee and provides no services to the Company.  The ONC Committee has determined that Farient is independent under the NYSE Listing Standards.  A representative of Farient attends meetings of the ONC Committee upon invitation by the Chair of the ONC Committee, either by phone or in person, and communicates with the Chair between meetings as necessary.  Farient conducted a comprehensive benchmarking analysis of the Company’s pay levels for the CEO, non-CEO executive officers and other officers of the Company, by pay component, using proxy data of the Company’s self-selected peers (as discussed in the Compensation Discussion and Analysis, below) and compensation survey data. In addition, Farient benchmarked the Company’s executive pay programs and practices, including severance and change-in-control arrangements, as well as its goals and performance.  The ONC Committee considered Farient’s analyses in making its decisions; however, the ONC Committee made all decisions regarding the compensation of Modine’s officers, including its NEOs (except for the CEO, whose compensation is set by the full Board).  Additionally, Farient regularly updated the ONC Committee on regulatory and market trends and assisted with the benchmarking of Board of Director compensation practices and levels.

Corporate Governance and Nominating Committee

The Nominating Committee develops and implements policies and practices relating to corporate governance matters, including reviewing and monitoring implementation of the Company’s Guidelines on Corporate Governance and the Code of Conduct; develops and reviews background information on prospective nominees to the Board and makes recommendations to the Board regarding such persons; supervises the Board’s annual self-evaluation; and works with the ONC Committee, as appropriate, to review and monitor succession plans relating to the CEO and to evaluate the performance of the CEO.  The Nominating Committee is composed exclusively of independent directors with no business relationship with the Company, other than in their capacity as directors, and no interlocking relationships with the Company that are subject to disclosure under the rules of the SEC related to proxy statements.  The charter of the Nominating Committee is available on the Company’s website, www.modine.com.

Technology Committee

The Technology Committee reviews and makes recommendations, as appropriate, to the entire Board of Directors on major strategies and other subjects related to the Company’s approach, emphasis, and direction with regard to technical innovation and opportunities; the technology acquisition process to assure ongoing business growth; and development and implementation of measurement and tracking systems important to successful innovation.  The charter of the Technology Committee is available on the Company’s website, www.modine.com.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Board Meetings and Committees

The Board of Directors held five meetings during the fiscal year ended March 31, 2019 and had the following four standing committees: Audit; Officer Nomination and Compensation; Corporate Governance and Nominating; and Technology.

In July of each year, the Board selects the members of each of the committees.  All incumbent directors attended at least 75 percent of the aggregate of the Board meetings and meetings of committees on which he or she served during fiscal 2019.

The following table lists the members of each of the standing committees and the number of meetings held by each committee during fiscal 2019:

Name	Audit	ONC	Nominating	Technology
David J. Anderson	X		X	X
Eric D. Ashleman	X		X
David G. Bills	X		X	X
Thomas A. Burke
Charles P. Cooley	Chair	X	X
Suresh V. Garimella		X	X	Chair
Larry O. Moore		X	X	X
Christopher W. Patterson	X	Chair	X
Marsha C. Williams			Chair
Christine Y. Yan	X		X	X
Total Number of Meetings	8	4	3	2

Attendance at the Annual Meeting.  Although the Company does not have a formal policy that its directors attend the Annual Meeting of Shareholders, it expects them to do so and the Company’s directors historically have attended these meetings.  All of the directors attended the 2018 Annual Meeting of Shareholders, except for Mr. Ashleman as he joined the Company’s Board in February 2019.  The Board of Directors conducts a regular meeting immediately after the Annual Meeting of Shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of May 28, 2019 by persons known by the Company to beneficially own more than five percent of the outstanding shares:

Name and Address of Owner (1)	Number of Shares Owned and Nature of Interest	Percent of Class

The Vanguard Group (2)	4,370,139	8.62
100 Vanguard Blvd.
Malvern, PA 19355

Dimensional Fund Advisors LP (3)	4,264,982	8.41
Building One
6300 Bee Cave Road
Austin, Texas, 78746

Frontier Capital Management Co., LLC (4)	4,189,834	8.26
99 Summer Street
Boston, MA 02110

BlackRock, Inc. (5)	4,033,058	7.95
55 East 52nd St.
New York, NY 10055

Mario J. Gabelli and affiliates (6)	2,934,391	5.78
One Corporate Center
Rye, New York 10580-1435

(1)
The number of shares is as of the date the shareholder reported the holdings in filings under the Exchange Act, unless more recent information was provided.  The above beneficial ownership information is based on information furnished by the specified persons and is determined in accordance with Exchange Act Rule 13d-3, and other facts known to the Company.

(2)
Based on Amendment No. 5 to Schedule 13G filed under the Exchange Act on February 11, 2019, The Vanguard Group (“Vanguard”) has the sole power to vote or direct the vote of 58,011 shares, shared power to vote or direct the vote of 13,300 shares, the sole power to dispose or direct the disposition of 4,305,066 shares, and shared power to dispose or direct the disposition of 65,073 shares.  Vanguard Fiduciary Trust Company and Vanguard Australia, Ltd., each a wholly owned subsidiary of Vanguard, are beneficial owners of 51,773 shares and 19,538 shares, respectively, as a result of serving as investment managers to their respective clients.

(3)
Based on Amendment No. 3 to Schedule 13G filed under the Exchange Act on February 8, 2019, Dimensional Fund Advisors LP (“DFA”) has the sole power to vote or direct the vote of 4,092,653 shares and the sole power to dispose or direct the disposition of 4,264,982 shares.  DFA is a registered investment adviser to four mutual funds and serves as investment manager or sub-adviser to various other clients (the “Funds”).  In these roles, DFA or its subsidiaries (together, “Dimensional”) may possess voting and/or investment power over securities of the Company that are owned by the Funds, and it may be deemed to be the beneficial owner over such shares. Dimensional disclaims beneficial ownership of such securities.

(4)
Based on Amendment No. 5 to Schedule 13G filed under the Exchange Act on February 11, 2019, Frontier Capital Management Co., LLC has the sole power to vote or direct the vote of 1,977,537 shares and the sole power to dispose or direct the disposition of 4,189,834 shares.

(5)
Based on Amendment No. 6 to Schedule 13G filed under the Exchange Act on February 5, 2019, BlackRock, Inc. and certain subsidiaries of BlackRock, Inc. have the sole power to vote or direct the vote of 3,763,330 shares and the sole power to dispose or direct the disposition of 4,033,058 shares.

(6)
Based on Amendment No. 37 to Schedule 13D filed under the Exchange Act on February 14, 2017, each reporting person included in the Schedule 13D has the sole power to vote or direct the vote of or the sole power to dispose or direct the disposition of the reported shares as follows: (i) Gabelli Funds, LLC has sole power to vote or direct the vote of or the sole power to dispose or direct the disposition of 1,054,000 shares; GAMCO Asset Management Inc. (“GAMCO”) has sole power to vote or direct the vote of 1,514,291 shares and the sole power to dispose or direct the disposition of 1,683,791 shares; and Teton Advisors, Inc., has sole power to vote or direct the vote and the independent power to dispose or direct the disposition of 196,600 shares.  The other reporting persons listed in Amendment No. 37, which are GGCP, Inc., GAMCO Investors, Inc., Associated Capital Group, Inc. and Mario J. Gabelli have no sole or shared power to vote or direct the vote of or the sole or shared power to dispose or direct the disposition of any shares.  The reporting persons listed in Amendment No. 37 are affiliates of one another.

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of May 28, 2019 by:

•	Each director, director-nominee and “named executive officer” (as described below under Compensation Discussion and Analysis); and

•	all directors and executive officers of the Company as a group.

Name	Direct Ownership	Options Exercisable within 60 days of May 28, 2019	Held in 401(k) Retirement Plan	Restricted Shares / Units (Not Vested)	Total (1)	Percent of Class

David J. Anderson	56,861	-	NA	-	56,861	*
Eric D. Ashleman	-	-	NA	-	-	*
David G. Bills	32,920	-	NA	-	32,920	*
Charles P. Cooley	71,321	-	NA	-	71,321	*
Suresh V. Garimella	40,135	-	NA	-	40,135	*
Larry O. Moore	47,361	-	NA	-	47,361	*
Christopher W. Patterson	62,861	-	NA	-	62,861	*
Marsha C. Williams	97,324	-	NA	-	97,324	*
Christine Y. Yan	38,651	-	NA	-	38,651	*
Thomas A. Burke	376,947	511,464	8,165	166,899	1,063,475	2.10
Michael B. Lucareli	96,924	85,762	971	47,521	231,178	*
Thomas F. Marry	193,243	47,504	937	27,481	269,165	*
Scott L. Bowser	109,675	53,897	4,765	26,048	194,385	*
Dennis P. Appel	17,365	7,802	-	16,178	41,345	*
Scott D. Wollenberg	33,187	18,300	915	23,949	76,351	*

All directors and executive officers as a group (20 persons)	1,347,387	798,410	18,892	374,833	2,539,522	5.01

* Represents less than one percent of the class.

(1)
Includes shares of common stock that are issuable upon the exercise of stock options exercisable within 60 days of May 28, 2019, and restricted stock units.  Such information is not necessarily to be construed as an admission of beneficial ownership.

COMPENSATION OF DIRECTORS

Employees of Modine do not receive any compensation for serving on the Board.  Non-employee directors, including the Lead Director of the Board, are entitled to receive the following: an annual retainer of $85,000, payable quarterly; an additional annual retainer of $10,000 for acting as Chair of either the ONC Committee or the Nominating Committee, an additional annual retainer of $7,500 for acting as Chair of the Technology Committee, and an additional annual retainer of $15,000 for acting as Chair of the Audit Committee; reimbursement for travel, lodging, and related expenses incurred in attending Board and/or committee meetings; and travel-accident and director and officer liability insurance.

The Amended and Restated 2008 Incentive Compensation Plan (the “2008 Incentive Plan”) and the 2017 Incentive Compensation Plan (the “2017 Incentive Plan,” and together with the 2008 Incentive Plan, the “Incentive Plans”) give discretion to the Board, or a committee of the Board, to grant stock options and stock awards to non-employee directors.  Under the 2017 Incentive Plan, the maximum number of stock awards that can be granted to a non-employee director per year is 50,000. The Board or the ONC Committee, as applicable, has broad discretionary authority to set the terms of awards under each of the Incentive Plans.  It is the current practice of the Board of Directors to evaluate compensation and make grants of unrestricted stock awards to each non-employee director on an annual basis.  For the 2019 fiscal year, non-employee directors, including the Lead Director of the Board, were entitled to receive equity awards with a value of approximately $125,000.  The Lead Director was also entitled to additional equity compensation with a value of approximately $100,000.  Consistent with this, the Company granted each non-employee director of the Company (other than the Lead Director) 7,102 unrestricted shares of stock (or restricted stock units, if a director so elected) in July 2018.  The Company granted Ms. Williams, the Lead Director, 12,783 shares of stock at the same time.  The Company granted Ms. Williams the greater number of shares to compensate her for her service as Lead Director.  As Lead Director, Ms. Williams, among other duties, generally attends all meetings of the Board’s committees but does not receive any attendance fee for those meetings.

Directors have the option of deferring either or both of their cash fees and/or equity compensation in accordance with the Company’s Non-Employee Director Compensation Policy.  For cash compensation, the directors may elect to defer up to 100% of their annual retainer and fees into the Modine Manufacturing Company Directors Deferred Compensation Plan and receive an investment return on the deferred funds as if the funds were invested in permitted mutual funds.  The directors’ deferred compensation accounts are unsecured obligations of the Company.  Distributions commence following termination of service as a director. Ms. Yan deferred a portion of her cash fees ($21,250) into the Modine Manufacturing Company Directors Deferred Compensation Plan in fiscal 2019.

For fiscal 2019, the directors were entitled to defer their equity compensation by electing in advance to receive an award of restricted stock units rather than a grant of unrestricted shares of the Company’s common stock.  These grants of restricted stock units are immediately vested but are not distributed until a director’s termination of service or a fixed date, based upon a director’s election at the time of deferral.  Mr. Bills, Mr. Cooley, Mr. Patterson, and Ms. Yan all elected to receive a grant of restricted stock units in lieu of a grant of unrestricted shares of the Company’s common stock for their July 2018 equity awards.

2019 Director Compensation Table

The following table sets forth compensation paid to non-employee members of the Company’s Board of Directors in fiscal 2019:

Name	Fees Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Change in Pension Value ($)(4)	Total ($)

David J. Anderson	83,750	124,995	NA	208,745
Eric D. Ashleman (5)	21,250	-	NA	21,250
David G. Bills	83,750	124,995	NA	208,745
Charles P. Cooley	98,750	124,995	NA	223,745
Suresh V. Garimella	91,250	124,995	NA	216,245
Larry O. Moore	83,750	124,995	NA	208,745
Christopher W. Patterson	93,750	124,995	NA	218,745
Marsha C. Williams	93,750	224,981	15	318,746
Christine Y. Yan	83,750	124,995	NA	208,745

(1)	These amounts include amounts deferred at the director’s election into the Modine Manufacturing Company Directors Deferred Compensation Plan.

(2)
In July 2018, all of the independent directors at that time, other than Ms. Williams, were granted 7,102 shares of unrestricted stock or restricted stock units.  As explained above, the Company granted 12,783 shares of unrestricted stock to Ms. Williams at the same time.  None of the directors included in the table above held any unvested stock awards as of the end of fiscal 2019.

(3)
Represents the aggregate grant date fair value of stock grants computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718.  The assumptions used to determine the value of the awards are discussed in Note 5 of the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the fiscal year ended March 31, 2019.

(4)
Represents the change in pension value between the end of fiscal 2018 and the end of fiscal 2019 under the Modine Manufacturing Company Director Emeritus Retirement Plan.  The change in pension value is solely a result of the change in the interest rate used to calculate the present value of the pension benefit under the Director Emeritus Retirement Plan because no benefits otherwise continue to accrue under that plan.  The Company used discount rates of 3.98 percent and 4.03 percent, respectively, to calculate the present value of the pension benefit obligation at March 31, 2019 and March 31, 2018.

The Board of Directors adopted the Director Emeritus Retirement Plan pursuant to which any person, other than an employee of the Company, who was or became a director of Modine on or after April 1, 1992 and who retired from the Board would be paid a retirement benefit equal to the annualized sum directors were paid for their service to the Company as directors (including Board meeting attendance fees but excluding any applicable committee attendance fees) in effect at the time such director ceased his or her service as a director.  The retirement benefit continues for the period of time equal in length to the duration of the director’s Board service.  If a director dies before retirement or after retirement during such period, his or her spouse or other beneficiary would receive the benefit.  In the event of a change in control (as defined in the Director Emeritus Retirement Plan) of Modine, each eligible director, or his or her spouse or other beneficiary entitled to receive a retirement benefit through him or her, would be entitled to receive a lump-sum payment equal to the present value of the total of all benefit payments that would otherwise be payable to such director under the Director Emeritus Retirement Plan.  The retirement benefit is not payable if the director, directly or indirectly, competes with the Company or if the director is convicted of fraud or a felony and such fraud or felony is determined by disinterested members of the Board of Directors to have damaged Modine.  Effective July 1, 2000, the Director Emeritus Retirement Plan was frozen with no further benefits accruing under it.  Ms. Williams accrued pension benefits under the Director Emeritus Retirement Plan until it was frozen on July 1, 2000.

(5)	Mr. Ashleman joined the Board in February 2019.

Share Ownership Guidelines - Directors

Since 2008, the Board has maintained share ownership guidelines for incumbent members of the Board of Directors.  The Board believes that in order to further align the interests of members of the Board and shareholders, members of the Board should have a meaningful personal investment in the Company.  Only shares of stock, either restricted or unrestricted, including any deferred by a director in accordance with the Company’s Non-Employee Director Compensation Policy, count toward the guideline figures.  The current guidelines generally provide that five years after joining the Board, directors are expected to hold shares of Company stock with a value of at least five times the value of the director’s current annual cash retainer.  All directors are currently in compliance with these guidelines.  The share ownership guidelines for officers of the Company are described below in the Compensation Discussion and Analysis – Share Ownership Guidelines - Officers.

Compensation-Related Risk Assessment

In fiscal 2019, the ONC Committee assessed each element of compensation – base salary, and short-and long-term incentives – as well as other plans covering employees in international locations to determine whether any of such elements or plans promotes excessive or unreasonable risk-taking.  The ONC Committee determined that the Company’s compensation policies and practices encourage behaviors that drive the performance of the Company as a whole and balance short-term results with longer-term results in the interests of shareholders.  The ONC Committee determined that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the material components of compensation paid to Modine’s Principal Executive Officer, Principal Financial Officer, and other certain highly compensated executive officers, as described in the 2019 Summary Compensation Table on page 32.  In the discussion below, we refer to this group of executives as the NEOs. This group includes the executive officers for whom specific compensation disclosure is required under the rules of the SEC.  This group includes the following executive officers:

•	Thomas A. Burke, President and Chief Executive Officer;

•	Michael B. Lucareli, Vice President, Finance and Chief Financial Officer;

•	Thomas F. Marry, Former Executive Vice President and Chief Operating Officer;

•	Scott L. Bowser, Vice President and Chief Operating Officer;

•	Dennis P. Appel, Vice President, Commercial and Industrial Solutions; and

•	Scott D. Wollenberg, Vice President and Chief Technology Officer.

Mr. Marry retired from the Company effective December 31, 2018.  Mr. Bowser was Vice President, Global Operations, until January 1, 2019, at which time he was named Vice President and Chief Operating Officer.

The compensation for these individuals is listed in the tables on pages 32 through 39 of this Proxy Statement.

In this Compensation Discussion and Analysis, we will also explain the objectives of our compensation programs, why we pay the compensation we do and how that fits with the Company’s commitment to provide value to our shareholders.

Executive Summary

Executive Compensation Philosophy

The ONC Committee seeks to pay our NEOs fairly and to align executive compensation with the Company’s performance.  The ONC Committee believes this approach will enhance shareholder return over the long term.

Goals of the Executive Compensation Program

The ONC Committee seeks to help the Company achieve its short- and long-term financial goals and encourage its executive officers to act as owners of the Company.  The ONC Committee believes these goals can be accomplished through a compensation program that provides a balanced mix of cash and equity-based compensation.  Base salary is designed to attract and retain executives by compensating them for their day-to-day activities, level of responsibility and sustained individual performance.  The annual cash incentive is intended to reward recipients for the achievement of annual operating goals that are critical to the Company’s short-term business objectives.  The equity portion of the compensation package provides incentives that are intended to focus executives on the Company’s long-term success, align the executives’ returns with those of shareholders, encourage long-term retention, and reward the executives for the Company’s superior long-term performance.

Alignment of Objectives/Fiscal 2019 Financial Performance and Strategic Highlights

The ONC Committee believes the structure of its executive compensation program is aligned with the Company’s overall performance in fiscal 2019.  In fiscal 2019, among other things:

•
The Company achieved record sales for a second consecutive year, with sales of $2.2 billion, a 5 percent increase over fiscal 2018 and 7 percent increase on a constant-currency basis, and with increases across all business segments;

•	The Company achieved operating income of $109.7 million, a 19 percent increase over fiscal 2018, and adjusted operating income of $131.9 million, an increase of 10 percent over fiscal 2018;

•	The Company achieved earnings per share of $1.65 and adjusted earnings per share of $1.57, both increases in comparison to the prior year;

•
The Company leveraged the Office of Strategic Planning and Development to complete a comprehensive analysis of its Vehicular Thermal Solutions business segment, resulting in an initiative to actively pursue strategic alternatives for Modine’s global automotive business, with a targeted completion date in fiscal 2020;

•
The Company recorded the lowest global Recordable Incident Rate (“RIR”) in Modine’s history, with a year-over-year reduction in RIR of 9 percent driven by Modine’s behavior-based safety program, which seeks to correct at-risk behaviors and positively reinforces safe behaviors; and

•	The Company continued to leverage the accountable mentoring principles of the Modine Operating System to measurably increase the improvement capability of Modine employees around the world.

For a reconciliation of adjusted operating income and adjusted earnings per share, which are non-GAAP financial measures, to the most directly comparable GAAP financial measures, please see the financial tables included in Exhibit 99.1 to the Current Report on Form 8-K furnished to the SEC by Modine on May 22, 2019.

Fiscal 2019 Compensation Highlights

The ONC Committee’s actions in fiscal 2019 included the following:

•
Set CEO and CFO compensation at or near the median of Modine’s peer group of companies and the median of a broad survey of manufacturing companies, weighted equally, and compensation for the other NEOs at or near the median of a broad survey of manufacturing companies in order to meet its objective of offering competitive compensation.

•
Approved Free Cash Flow Margin (“FCF%”) and Adjusted Operating Income Growth as the equally-weighted performance metrics in the Management Incentive Plan (“MIP”) (the short-term cash bonus plan) for fiscal 2019.  These performance goals drive alignment of management and shareholders’ interests both as a measure of capital efficiency and in achieving our earnings growth targets.

•
Approved Average Cash Flow Return on Invested Capital (“CFROIC”) and Average Annual Revenue Growth as the performance metrics for the Long-Term Incentive Plan (the “LTIP”) for fiscal 2019 to incentivize meeting and exceeding the Company’s operating performance goals over the three-year performance cycle.  The two metrics are designed to focus management on key metrics and provide a compelling equity-based incentive plan with carefully selected standards, mitigating risk by avoiding short-term gains at the expense of the long-term health of the Company.  The long-term pay orientation of the Company’s compensation system (compensation mix and time horizon of the LTIP) appropriately reflects the capital intensive nature, the investment time horizon and customer planning time horizon (i.e., long-term orders and partnering for end-product production) of the business.

•	Reviewed the composition of the Company’s Peer Group used for CEO and CFO compensation and company performance comparisons.

•	Conducted a risk assessment of the Company’s compensation practices and found no evidence of unreasonable risk taking in the Company’s compensation plans and arrangements.

•	Reviewed the Company’s succession plan for each executive officer and other key employees of the Company.

•	Established compensation for the Board of Directors, utilizing analysis provided by Farient.

•	Reviewed the Company’s guidelines regarding stock ownership requirements for Company officers and members of the Board of Directors and confirmed compliance therewith.

•	Reviewed regulatory, shareholder and market changes, including governance best practices as applicable to the Company.

•	Reviewed status of equity spend under the Incentive Plans.

•	Reviewed CEO pay-for-performance alignment, utilizing analysis provided by Farient.

Shareholder Advisory Vote on Executive Compensation

A nonbinding advisory vote on the compensation of the Company’s NEOs received the affirmative vote of over 94% of the shares represented at the 2018 Annual Meeting of Shareholders, demonstrating very strong support for the Company’s executive compensation program. Nonetheless, the Company and ONC Committee are mindful of the results of the shareholder advisory vote and take the vote into consideration when determining and evaluating the Company’s executive compensation philosophy, program and disclosure.  For example, the Company has continued its ongoing efforts to be fully transparent about the link between pay and performance in its Pay for Performance discussion immediately below.  In addition, during one-on-one conversations, sponsored road shows and other regular communications with shareholders, the Company routinely discusses its performance in the context of underlying incentive compensation metrics and emphasizes management’s active use of those same metrics in the Company’s daily operations.

Pay for Performance

The ONC Committee believes that the Company’s compensation program should encourage management to create long-term, sustained value for shareholders and to act like owners of the Company. To achieve this objective, the compensation program is designed to balance short- and long-term considerations while rewarding management in a way that reflects the Company’s performance over time. The ONC Committee further supports this objective with a strong pay-for-performance philosophy.

The key elements of the Company’s executive compensation program that support the pay-for-performance philosophy include:

•
A median compensation positioning strategy that targets total pay as well as each element of compensation at the median of the market, and allows actual compensation to vary from the median based on higher or lower performance, i.e., above median for above-market performance and below median for below-market performance;

•	A significant portion of compensation tied to performance, including short-term and long-term incentives tied to strong financial/operational performance;
•	Use of measures of performance for incentives that balance strong growth and returns and provide a direct link to shareholder value over time;
•	A significant weighting on equity-based long-term incentives, particularly performance stock; and
•	Share ownership guidelines (described on page 30), requiring that executives be meaningfully invested in the Company’s stock, and therefore be personally invested in the Company’s performance.

As has been the case in previous years, in fiscal 2019, the ONC Committee requested that Farient, the ONC Committee’s independent compensation consultant, assess the relationship between our executive compensation and performance over time, with particular focus on the CEO.

To conduct this analysis, Farient used its alignment methodology to test whether the Company’s Performance-Adjusted CompensationTM (“PAC”TM) is: (1) reasonable for the Company’s revenue size, peer group and total shareholder return (“TSR”) performance; and (2) sensitive to the Company’s TSR over time, given that TSR is an objective, transparent measure that shareholders generally rely upon when conducting a long-term pay-for-performance evaluation. PAC measures compensation outcomes after performance has occurred, rather than target compensation, which represents “expected” compensation before performance has occurred. Farient compared the CEO’s PAC (including actual salary, actual short-term incentive awards, and performance-adjusted long-term incentive values) over rolling 3-year periods to TSR for the same rolling 3-year periods, and tested the results against those same variables for companies in the industry groups that are most relevant to Modine, namely Capital Goods and Automobiles and Components. The Company’s PAC was then compared to a range of values, as indicated by the upper and lower boundaries on the chart below. This range reflects reasonable compensation outcomes, as determined by the companies in the relevant industries, for the performance achieved. All PAC values on the chart, current and historical, for both the Company as well as for the companies in the relevant industry groups, are adjusted to reflect the Company’s current size of approximately $2.2 billion in revenue.

Farient’s analysis of the Company’s pay for performance indicates that the CEO’s compensation historically has been and continues to be strongly aligned with the Company’s performance and shareholder interests in that it is both reasonable and closely correlated to Company performance over time. Farient reached this conclusion, with which the ONC Committee agreed, because the data points for the Company’s CEOs have historically been below the upper boundary, which indicates reasonable compensation, and because the PAC generally moves up as performance rises, and generally moves down as performance falls. Specifically, for the three-year period from 2017 through 2019, the CEO’s PAC was closely aligned with performance, reflecting: (1) an annual incentive payout of 97% of Target due to the Company’s performance versus its predetermined objectives for the fiscal 2019 MIP; and (2) an award payout at 141% of Target for the fiscal 2017-2019 performance stock awards cycle, due to the Company’s performance versus its predetermined objectives under the fiscal 2017-2019 LTIP.

CEO in 3-year period ended 2012 has been excluded as an outlier. The 2012 outlier point shows high total shareholder return with low pay, where the total shareholder return was indicative of a recovery from the Great Recession and not solely high performance, and if included, would distort Modine’s pay and performance relationship line.
Single CEO in 3-year periods ending:  2011-2019
Multiple CEOs in 3-year period ending:  2010
Top/Middle/Bottom quartile relative TSR performance ranking

Market Benchmarking of Executive Pay

The ONC Committee targets total pay, as well as each element of compensation, at the median of a peer group of companies and the median of a broad survey of manufacturing companies, weighted equally, for the CEO and CFO and at the median of a broad survey of manufacturing companies for the other NEOs.  The ONC Committee believes that targeting the median is an objective way of ensuring that the Company’s executive compensation practices are competitive and reasonable relative to the broader market.  Actual pay may vary from the median based on differences in individual performance, job responsibilities, tenure and experience for the individuals being compared, as well as based on actual performance of the Company.

Use of Peer Group

During fiscal 2019, the ONC Committee reviewed the composition of the Company’s peer group.  As a group, the peers have characteristics and markets similar to those of the Company.  These characteristics and markets are as follows:

•
U.S. headquartered companies traded on major U.S. exchanges involved in these industries: industrial machinery; construction machinery and heavy trucks; agriculture and farm machinery; auto parts and equipment; electrical components and equipment; and building products (HVAC-related);

•
Companies with revenue between $700 million and $4.5 billion (approximately 0.3 to 2 times Modine’s budgeted revenue), with proxy pay data size adjusted to estimate pay for a company with approximately $2.0 billion in annual revenues estimated as of the time of the peer group review; and

•	Technology-intensive companies with a strong focus on OEM suppliers, distributed product expertise and global industrial customers in the vehicular and industrial/commercial (e.g., HVAC&R) arena.

Based on its review, the ONC Committee changed the composition of the peer group for fiscal 2019 because American Axle & Manufacturing, Inc.’s revenue range exceeded the maximum set by the Company for its peers due to acquisition-related revenue growth.  As a result, the ONC Committee removed American Axle & Manufacturing, Inc. from the peer group and added Allison Transmission Holdings, Inc. and Meritor, Inc., as both companies met the criteria established by the Company for peers.

The following is the Company’s current peer group:

Actuant Corporation	Gentherm, Incorporated	Stoneridge, Inc.

Allison Transmission Holdings, Inc.	Hubbell Incorporated	Titan International, Inc.

Briggs & Stratton Corporation	Lennox International Inc.	Tower International, Inc.

Commercial Vehicle Group, Inc.	Meritor, Inc.	WABCO Holdings Inc.

Donaldson Company, Inc.	Mueller Industries, Inc.	Westinghouse Air Brake Technologies Corporation

EnerSys Inc.	Regal-Beloit Corporation	Woodward Inc.

Gentex Corporation	SPX Corporation

The ONC Committee uses the publicly available peer group data to assist in the evaluation of the:
•	Compensation levels of the Company’s CEO and CFO;
•	Company’s compensation practices; and
•	Company’s relative performance and relative pay for performance for specified periods of time.

Use of Compensation Survey Data

The ONC Committee used the 2018 Mercer U.S. Executive Benchmark Database (the “Database”), which compiles data of manufacturing companies with revenues between approximately $1.0 billion and $2.5 billion to evaluate competitive pay levels of certain corporate officers and other key employees in addition to those of the CEO and CFO, and with revenues between $500 million and $1.0 billion to evaluate competitive pay levels of certain officers and other key employees who are heads of business units.  Survey pay data was size adjusted to approximate pay for an approximately $2.0 billion revenue company at the time of benchmarking for corporate officers and key corporate employees, and to approximate pay for business units with revenue similar to those of Modine’s business units for officers and key employees who are heads of business units.  Mercer did not identify, and the ONC Committee was not aware of, the identities of the companies whose information is reflected in the Database.  The ONC Committee recognizes that the Company attracts employees from a broad range of companies and its comparison data reflects that fact.  The ONC Committee does not use the survey data in a formulaic manner.  If the compensation of a particular NEO is substantially greater or less than the median in the survey for the same position, the ONC Committee takes the survey information into account when setting base salary, cash incentive targets and long-term incentive target value, but also exercises its discretion, taking into consideration the individual’s performance, tenure, experience and changes in job responsibilities.

The overall resulting pay positioning for the corporate officers and other key employees as a group is slightly below the median of the market data as defined above.

Description of Executive Compensation Program

The ONC Committee sets the compensation philosophy at Modine in a manner intended to promote the Company’s achievement of its short- and long-term financial goals and encourage its executive officers to act as owners of the Company.  In addition, the ONC Committee focuses on attracting and retaining employees who are qualified, motivated and committed to excellence.  The ONC Committee believes these goals can be accomplished through a compensation program that provides a balanced mix of cash and equity-based compensation.  Base salary is designed to attract and retain executives by compensating them for their day-to-day activities, level of responsibility and sustained individual performance.  The annual cash incentive is intended to reward the recipients for achievement of annual operating goals that are critical to the Company’s short-term business objectives.  The equity portion of the compensation package provides incentives that are intended to focus executives on the Company’s long-term success, align the executives’ returns with those of shareholders, encourage long-term retention, and reward executives for the Company’s superior long-term performance.

The ONC Committee’s actions are guided by the following principles:

•	Compensation is a primary factor in attracting and retaining employees, and the Company can only achieve its goals if it attracts and retains qualified and highly skilled people;

•
All elements of executive compensation, including base salary, targeted annual incentives (cash-based), and targeted long-term incentives (equity-based), are set to levels that the ONC Committee believes ensure that executives are fairly, but not excessively, compensated;

•	Strong financial and operational performance is expected, and shareholder value must be preserved and enhanced over time;

•
Compensation must be linked to the interests of shareholders and the most effective means of ensuring this linkage is by granting equity incentives such as stock awards, stock options and performance stock awards;

•
Operating units of the Company are interdependent, and the Company, as a whole, benefits from cooperation and close collaboration among individual units, so it is important in the Company’s incentive plans to reward overall corporate results and focus on priorities that impact the total Company; and

•
The executive compensation program should reflect the economic condition of the Company, as well as Company performance relative to peers, so that in a year in which the Company underperforms, the compensation of the executive officers should be lower than in years when the Company is achieving or exceeding its objectives.

As reflected in this Compensation Discussion and Analysis, the ONC Committee believes the compensation program is aligned with these principles.

Treatment of the CEO

The CEO participates in the same programs and receives compensation generally based upon the same factors as the other NEOs.  However, the level of the CEO’s compensation is even more heavily dependent upon the Company’s performance than the compensation of other NEOs.  Mr. Burke’s overall compensation reflects a greater degree of policy- and decision-making authority and a higher level of responsibility for the strategic direction and financial and operational results of the Company.  Given his key role in policy- and decision-making, the ONC Committee believes that the CEO’s compensation should be weighted more heavily toward equity awards so his compensation more directly correlates with the Company’s performance.

Elements of Executive Compensation for Fiscal 2019

The following is a summary of the elements of the Company’s executive compensation program:

Pay Element	Competitive Positioning	Program Objectives	Time Horizon	Performance Measures for Fiscal 2019

Base Salary	Compares to 50th percentile, but use of judgment to determine actual pay	Attract and retain key personnel; reward for individual performance	Annual	Individual performance Length of time in the position and overall experience Consistency of performance Changes in job responsibility

Management Incentive Plan		Motivate and reward for achieving objectives	Annual	FCF% (50%) Adjusted Operating Income Growth (50%)

Pay Element	Competitive Positioning	Program Objectives	Time Horizon	Performance Measures for Fiscal 2019

Long-Term Incentive Plan (% of total Long-Term Incentive Plan Value)	Compares to 50th percentile, but use of judgment to determine actual pay	Align executive’s returns with those of shareholders	3-year performance period with payout upon results certification

Performance Stock Awards (40%)		Encourage long-term retention		Three-year average CFROIC (50%)

		Reward for superior long-term performance		Three-year average Annual Revenue Growth (50%)

Retention Restricted Stock Unit Awards (40%)		Reward employees for their continued commitment to the Company	4-year ratable vesting starting on 1st anniversary of grant	Retention

Stock Options (20%)		Focus executives on driving long-term performance	4-year ratable vesting starting on 1st anniversary of grant (10 year term)	Stock price appreciation

Base Salary

Base salary is designed to attract and retain executives by compensating them for their day-to-day activities, level of responsibility and sustained individual performance.  Individual performance, based upon achievement of annual performance objectives and demonstration of leadership behaviors as reflected in each employee’s performance development plan, is a key component in determining base salary and any adjustments to base salary, and is a subjective determination made by the ONC Committee and, for the NEOs other than the CEO, the CEO.  The determination of base salary affects every other element of executive compensation because all of the other components, including short-term, performance-based awards, long-term incentive compensation payouts, retirement benefits and severance, are based on the amount of the individual’s base salary.  The ONC Committee annually reviews base salaries of the NEOs to ensure that the compensation levels are aligned with the ONC Committee’s principles, based on individual responsibility, performance and job scope.

The ONC Committee increased each NEO’s base salary in fiscal 2019.  The percentage increase for each NEO was based upon both subjective and objective criteria, including the individual performance of each NEO, the length of tenure in their current positions, and their respective compensation relative to the market midpoint for their functions.

The table below illustrates the base salary for each NEO in fiscal 2019.  Increases for all NEOs except Mr. Bowser became effective in July 2018.

Name	Prior Salary	Fiscal 2019 Approved Base Salary	Percent Increase

Mr. Burke	$935,000	$975,000	4.3%
Mr. Lucareli	$435,000	$453,000	4.1%
Mr. Marry	$530,000	$546,000	3.0%
Mr. Bowser (1)	$384,000	$450,000	17.2%
Mr. Appel	$386,000	$398,000	3.1%
Mr. Wollenberg	$345,000	$356,000	3.2%

(1)	Mr. Bowser’s base salary was initially increased by 3.1% in July 2018 to $396,000, with a subsequent 13.6% increase upon his appointment to the Chief Operating Officer position effective January 2019.

CEO Base Salary

The Nominating Committee, working with the ONC Committee, evaluates the individual performance of the Company’s CEO by evaluating Mr. Burke’s achievement of his performance development plan goals.  Following discussion with the CEO, the ONC Committee recommends the CEO’s base salary to the Board of Directors based upon this evaluation.

Short-Term, Performance-Based Cash Award

The Management Incentive Plan (the “MIP”) is Modine’s broadly applicable short-term, performance cash award plan designed to motivate and reward the Company’s leaders.  All NEOs participate in the MIP.  The ONC Committee’s objectives for the MIP are to encourage continuous (short-term) operational improvements with metrics that also drive total shareholder return.  The ONC Committee believes the MIP metrics should be challenging but achievable and well-defined so they are understood by the MIP participants and, accordingly, actively drive results.

The ONC Committee approved the use of two independent and equally-weighted performance goals for the fiscal 2019 MIP.  As in fiscal 2018, the MIP continued to use the Adjusted Operating Income Growth metric for the fiscal 2019 MIP, but the ONC Committee replaced the prior Return on Average Capital Employed metric with the FCF% metric for the fiscal 2019 MIP.  For purposes of the MIP, FCF% is equal to net cash provided by operating activities, less expenditures for property, plant and equipment, plus or minus Permitted Adjustments, divided by net sales as reported externally in the Company’s financial statements.  A description of the FCF% calculation and Permitted Adjustments under the MIP is provided below.  Adjusted Operating Income Growth is the percentage change in Adjusted Operating Income from fiscal 2018 to fiscal 2019.  A description of the Adjusted Operating Income Growth calculation is provided below.  The ONC Committee has negative discretion to reduce the amounts otherwise payable under the MIP.

The ONC Committee chose to use the FCF% metric because it aligns management incentives with shareholder interests; is a measure of capital efficiency, including capital spending and working capital management; and is impacted by the strength of the Company’s balance sheet.  The ONC Committee chose to use the Adjusted Operating Income Growth metric to incentivize increased earnings and shareholder return.  The ONC Committee considered the Company’s business plan as well as 15 years of historical performance results for vehicle and capital goods manufacturing peers and Modine when setting the FCF% and Adjusted Operating Income Growth goals. As a result, for the fiscal 2019 MIP, the ONC Committee set the FCF% Threshold, Target and Maximum goals at 1.5%, 4.5% and 7.5%, respectively.  With respect to Adjusted Operating Income Growth, the ONC Committee maintained the Threshold, Target and Maximum goals at 2%, 6% and 12%, respectively.  The ONC Committee maintained payout percentages for each goal at the same levels as for the fiscal 2018 MIP.

 The specific levels for the MIP metrics for fiscal 2019 were as follows:

	Weight	Threshold	Target	Maximum	Actual
FCF%	50%	1.5%	4.5%	≥7.5%	2.1%
Adjusted Operating Income Growth	50%	2%	6%	≥12%	9.9%
Payout as a % of Target	N/A	10%	100%	200%	97%

Assuming Threshold achievement for each metric, each of the NEOs would receive 10 percent of the Target amount.  Assuming Maximum level achievement for each metric, each of the NEOs would receive 200 percent of the Target amount.  The Company pays amounts between the Threshold and Target and/or between Target and Maximum levels on a linear basis for achievement above Threshold and below Maximum.

Assuming achievement of the Target level for each metric, the NEOs would receive the following percentages of base salary:

MIP Target Payout for NEOs (Percentage of Base Salary)
Mr. Burke	100%
Mr. Lucareli	70%
Mr. Marry	80%
Mr. Bowser*	70%
Mr. Appel	50%
Mr. Wollenberg	50%
* The percentage of base salary Mr. Bowser would receive, assuming achievement of the Target level for each MIP metric, was 50 percent until his appointment as Modine’s Chief Operating Officer in January 2019, at which time such percentage was raised to 70 percent.

For purposes of calculating FCF% under the MIP, net cash provided by operating activities, less expenditures for property, plant and equipment may be further adjusted by Permitted Adjustments.  These Permitted Adjustments include restructuring-related expenses, acquisition- and divestiture-related costs and adjustments and certain other gains or charges.  The impact of the adoption of new U.S. GAAP accounting standards and significant changes in the Company’s accounting methods is another Permitted Adjustment.  Adjusted Operating Income equals operating income plus or minus certain Permitted Adjustments, which includes the same Permitted Adjustments applicable to the calculation of FCF%. The Committee has negative discretion to disregard any Permitted Adjustments if disregarding any of them would result in a reduction in payment.  Adjusted Operating Income Growth is equal to the Adjusted Operating Income for fiscal 2019 minus the Adjusted Operating Income for fiscal 2018, divided by the Adjusted Operating Income for fiscal 2018.

For purposes of the MIP metrics, the Company’s FCF% for fiscal year 2019 was 2.1 percent, and Adjusted Operating Income Growth was 9.9 percent.  As a result, the Committee approved a payment for the MIP participants at the following levels:  28 percent of Target for the FCF% metric, and 166 percent of Target for the Adjusted Operating Income Growth metric.  Both metrics were weighted equally, for a total combined approved MIP payment at 97 percent of Target.

Equity Incentives – Long-Term Incentive Compensation

The long-term incentive element of the Company’s executive compensation program is intended to attract, retain and motivate key employees who directly impact the performance of the Company over a timeframe greater than a year.  Long-term compensation is equity-based so that the interests of the Company’s executive officers are directly aligned with the interests of shareholders.  The equity portion of the compensation package provides an incentive that rewards superior long-term performance and provides financial consequences for underperformance.

Performance Stock under the Long-Term Incentive Plan for Performance Period Ending in 2019

The performance period for Performance Stock under the long-term incentive compensation plan initiated in June 2016 was completed as of March 31, 2019.  The amount of the potential award varied based upon the achievement of Threshold, Target or Maximum performance levels.  The Company used two measures to determine payouts— three-year average Return on Average Capital Employed (“ROACE”) and three-year Average Annual Revenue Growth.  The Company’s three-year average ROACE was set to be equal to Net Operating Profit After Taxes (“NOPAT”) divided by average capital employed (averaged for fiscal 2017 – fiscal 2019).  NOPAT equals Adjusted Operating Income multiplied by 70 percent (assuming a 30 percent income tax rate), and further adjusted to exclude earnings attributable to non-controlling interests.  Adjusted Operating Income is calculated as set forth under the fiscal 2019 MIP, above.  Average capital employed equals total debt plus shareholders’ equity (excluding shareholder equity attributable to minority shareholders) averaged over five points (i.e., the last day of each fiscal quarter and prior fiscal year-end).  The Average Annual Revenue Growth metric was the simple three-year average of the Company’s annual change in revenue over the performance period, as reported on the Company’s audited financial statements.  Each metric for performance stock awards is calculated independently of the other metrics, and was each weighted at 50 percent of the total award.  The Threshold performance goal was the minimum performance goal that must have been achieved by the Company for the NEOs to earn shares of common stock.

The performance goals for the LTIP metrics for performance stock awards for the period ending in fiscal 2019 were as follows:

	Weight	Threshold	Target	Maximum	Actual
ROACE	50%	5%	9%	≥14%	8.2%
Annual Revenue Growth	50%	3%	8%	≥13%	18.7%

For the performance period ended in fiscal 2019, the Company’s three-year average ROACE was 8.2 percent, which exceeded the Threshold and resulted in a payout equal to 82 percent of Target for the ROACE metric.  The Company’s three-year average Annual Revenue Growth was 18.7 percent, and resulted in a payout equal to 200 percent of Target for the average Annual Revenue Growth metric.  Overall, both metrics were weighted equally, and the payout under the LTIP for the Performance Stock was 141 percent of the Target for the total award.

Grants under the Long-Term Incentive Plan for Plan Commencing in Fiscal 2019

As it did in fiscal 2018, in fiscal 2019 the ONC Committee approved equity grants as a percentage of base salary and included the use of performance stock awards as part of the Company’s long-term incentive compensation plan.  For fiscal 2019, the Company’s long-term incentive plan included:

Performance Stock Awards (40 percent of long-term incentive dollars at Target).  Shares of performance stock are earned by achieving corporate financial goals over a three-year period (ending March 31, 2021) and become vested after the end of that three-year period.  Payout levels vary based upon the achievement of Threshold, Target or Maximum goals in each of the CFROIC and Average Annual Revenue Growth metrics, as described below.  Once earned, the performance stock awards are not subject to any restriction.  Determinations of the achievement of performance goals for the performance stock awards are not made until the Company’s audited financial statements covering the last year in the performance period are completed and the results for the fiscal year are announced publicly.

Stock Options (20 percent of long-term incentive dollars at Target).  The ONC Committee believes that stock options focus executives on driving long-term performance.  Stock options have an exercise price equal to the fair market value of the common stock on the effective date of the grant so recipients recognize a value only if and to the extent that the value of the common stock increases.  The stock options granted in fiscal 2019 vest in four equal annual installments commencing on the first anniversary of the effective date of the grant.  The stock options expire ten years from the date of grant.

Retention Restricted Stock Unit Awards (40 percent of long-term incentive dollars at Target).  Retention restricted stock unit awards reward employees for their continued commitment to the Company.  The Company grants the employees restricted stock units which vest in four equal annual installments commencing on the first anniversary of the effective date of the grant.

In fiscal 2019, the ONC Committee utilized two metrics for the award of performance stock awards – CFROIC and Average Annual Revenue Growth over the three-year performance period.  Each metric for performance stock awards is weighted at 50 percent and is calculated independently of the other metric.  These two metrics are intended to reward long-term growth and the creation of shareholder value through the profitable deployment of additional capital and free cash flow generation, and to emphasize the importance of revenue growth for the Company.  The Threshold performance goal is the minimum performance goal that must be achieved by the Company for the NEO to earn shares of common stock.

For purposes of the LTIP, CFROIC means Cash Flow Conversion divided by average capital employed.  The calculation of CFROIC is based on a three-year average CFROIC for fiscal 2019 through fiscal 2021 with average capital employed determined over five points (i.e., the last day of each fiscal quarter and prior fiscal year-end).  Average Annual Revenue Growth is the simple three-year average of the Company’s annual change in revenue over the performance period, as reported in the Company’s audited financial statements.  A description of the Cash Flow Conversion and average capital employed calculations under the LTIP is provided below.

For the fiscal 2019 through fiscal 2021 LTIP, the ONC Committee considered the Company’s business plan as well as more than 15 years of historical performance results for peers and other manufacturing companies and the Company when setting the CFROIC and Revenue Growth goals.  As a result, for the fiscal 2019 through fiscal 2021 LTIP, the ONC Committee set the CFROIC Threshold, Target and Maximum goals at 7%, 10.5%, and 14%, respectively, with payout levels of 10%, 100%, and 200%, respectively.  For the Average Annual Revenue Growth goal, the ONC Committee made no adjustments to the Threshold, Target or Maximum levels, or the payout percentages, compared to the fiscal 2018 through fiscal 2020 LTIP.  The goals at the Threshold, Target, and Maximum levels are intended to incentivize participants to achieve the Threshold level and strive for greater performance beyond the Threshold level.

The specific three-year performance goals for the LTIP metrics for performance stock awards granted in fiscal 2019 are as follows:

	Threshold	Target	Maximum
CFROIC	7%	10.5%	≥14%
Average Annual Revenue Growth	3%	8%	≥13%

The specific levels of performance stock award metrics are set forth below:

Performance	CFROIC (50%)	Annual Revenue Growth (50%)
Threshold	10% of Target Awards	10% of Target Awards
Target	100% of Target Awards	100% of Target Awards
Maximum	200% of Target Awards	200% of Target Awards

If actual CFROIC or Average Annual Revenue Growth for the performance period is between Threshold and Target and/or between Target and Maximum, the number of shares of common stock earned will be determined on a linear basis.  In the event that the Company’s actual CFROIC or Average Annual Revenue Growth does not meet the Threshold for the performance period, no common stock will be earned under this performance stock award metric.  In the event that the Company’s actual CFROIC or Average Annual Revenue Growth exceeds the Maximum for the performance period, only the Maximum percentage of the Target number of shares of common stock will be earned.  Notwithstanding the foregoing, the ONC Committee retains the discretion to decrease the number of shares of common stock earned under the LTIP.

The Company uses CFROIC (a measure indicative of the cash flow return and efficiency of invested capital) to evaluate its financial performance, so the ONC Committee used the CFROIC metric to incentivize management to continue to improve the Company’s financial performance.  Similarly, because Average Annual Revenue Growth is a key measure of growth that is easy to understand and communicate, the ONC Committee used the Average Annual Revenue Growth metric to incentivize management to create additional shareholder value through the continued growth of the Company.  For both metrics, the ONC Committee set the Threshold level at what it believed to be an acceptable return and set the Maximum level at what it believed to be exceptional performance with each corresponding to an appropriate competitive pay-out level.  Achievement and payout for each measure is calculated and paid out independently of the other measure.

For purposes of calculating CFROIC under the LTIP, Cash Flow Conversion equals “net cash provided by operating activities,” less “expenditures for property, plant and equipment” (as both are reported externally in our consolidated statement of cash flows), plus or minus Permitted Adjustments plus cash interest expense paid on outstanding debt. Similar to the MIP, these Permitted Adjustments include impairment charges, restructuring-related expenses, acquisition-related costs and adjustments and certain other gains or charges.  The impact of the adoption of new U.S. GAAP accounting standards and significant changes in the Company’s accounting methods is another Permitted Adjustment.  The Committee has negative discretion to disregard any Permitted Adjustments if disregarding any of them would result in a reduction in payment.

Long-Term Incentive Compensation

As mentioned above, the ONC Committee approves the equity grants for each NEO under the long-term incentive plan as a percentage of base salary.  Assuming achievement of the Target level for each metric under the performance stock awards, the NEOs would receive the following percentages of base salary in equity grants under the long-term incentive plan approved in fiscal 2019:

LTIP Target Payout for NEOs (Percentage of Base Salary)
Mr. Burke	275%
Mr. Lucareli	175%
Mr. Marry	175%
Mr. Bowser	100%
Mr. Appel	100%
Mr. Wollenberg	100%

Mr. Burke’s and Mr. Lucareli’s percentages were increased to more closely align with market trends, while the percentages for the remaining NEOs were unchanged from those for fiscal 2018.  The table below sets forth the number of shares subject to stock options and the number of restricted stock units issued to each NEO in fiscal 2019 as well as the number of performance stock awards that would be earned upon achievement of each of the long-term incentive plan metrics on March 31, 2021:

			Performance Stock Awards
	Shares Subject to Stock Options (#)	Shares of Restricted Stock Units (#)	Threshold	Target	Maximum
Mr. Burke	68,087	59,916	5,992	59,916	119,832
Mr. Lucareli	20,131	17,715	1,772	17,715	35,430
Mr. Marry (1)	24,264	21,352	2,135	21,352	42,704
Mr. Bowser	10,056	8,849	885	8,849	17,698
Mr. Appel	10,107	8,894	889	8,894	17,788
Mr. Wollenberg	9,040	7,955	796	7,955	15,910

(1)
In connection with Mr. Marry’s December 2018 retirement from Modine, all grants made to Mr. Marry pursuant to the LTIP commencing in fiscal 2019, except for the Restricted Stock Units scheduled to vest in May 2019 (5,338), have been forfeited.

Executive Compensation in Fiscal 2020

Consistent with the Committee’s desire to maintain “timeless” metrics, for the fiscal 2020 MIP the ONC Committee approved two metrics, FCF% and Adjusted Operating Income Growth, as the performance measures under the plan. The FCF% and Adjusted Operating Income Growth metrics remain unchanged from fiscal 2019 and will be determined in a similar manner as in fiscal 2019.  Each metric is independent of the other, the metrics are equally weighted, and each metric will be adjusted to account for certain approved items.

For fiscal 2020, the ONC Committee approved the Company’s LTIP for fiscal 2020 through fiscal 2022 to include: retention restricted stock unit awards (40 percent of long-term incentive dollars at Target); stock options (20 percent of long-term incentive dollars at Target); and performance stock awards (40 percent of long-term incentive dollars at Target).  The vesting schedules for retention restricted stock unit awards and stock options are the same, namely 25 percent each year over a period of four years, beginning on the first anniversary of the grant.  Performance stock awards have a three-year performance period, which is the same duration as in prior years, and the ONC Committee approved two performance metrics – three-year Average CFROIC and three-year Average Annual Revenue Growth, also consistent with the Committee’s desire to maintain “timeless” metrics.  The Average CFROIC and Average Annual Revenue Growth metrics remain unchanged from fiscal 2019 and will be determined in a similar manner as in fiscal 2019.  Each metric is independent of the other and the metrics are weighted equally at 50 percent each.

Employment and Post-Employment Benefits

General Benefit

The NEOs receive the same basic employee benefits that are offered by the Company to all salaried employees within the region where the individual resides.  These benefits include medical and dental coverage, disability insurance and life insurance.  The cost of these benefits is partially borne by the employee, including each NEO.

The Company does not generally provide perquisites to any of the NEOs.

Retirement Benefits for U.S. Employees

The Company offers retirement benefits to its employees through tax-qualified plans, including the Modine Manufacturing Company 401(k) Retirement Plan (formerly known as the Modine 401(k) Plan for Salaried Employees), which is an employee and employer funded “Safe Harbor” plan.  The Company will contribute to participant 401(k) accounts (including NEO participants) a Safe Harbor Matching Contribution equal to 100% of the first 3% of compensation that an employee contributes to the Plan as an Elective Deferral for the Plan Year, plus 50% of the next 3% of compensation that an employee contributes as an Elective Deferral for the Plan Year. For eligible NEOs and eligible senior managers whose eligible compensation exceeds the IRS annual compensation limit, the Company applies the aforementioned matching formula to the applicable over-the-limit compensation and this amount is contributed to the Modine Deferred Compensation Plan.   The Company did not make any additional contributions to the Modine Manufacturing Company 401(k) Retirement Plan for fiscal 2019.

While the Modine Manufacturing Company 401(k) Retirement Plan “Safe Harbor” contribution is available to the Company’s eligible employees in the U.S., each individual participant’s 401(k) plan balance may vary due to a combination of differing annual amounts contributed by the employee, the investment choices of the participant (the same investment choices are available to all participants in the plan) and the number of years the person has participated in the 401(k) plan.  Additionally, each eligible NEO’s and senior manager’s Deferred Compensation Plan balance may vary due to a combination of differing annual amounts contributed by the employee, the employee’s annual eligible compensation, the investment choices of the participant (the same investment choices are available to all eligible NEOs and senior managers in the plan) and the number of years the employee has participated in the Deferred Compensation Plan.

For fiscal 2019, the Company made matching contributions to an NEO’s account under the 401(k) Retirement Plan or Deferred Compensation Plan, as applicable, equal to the sum of 100 percent of the first three percent of compensation an NEO elected to contribute to the 401(k) Retirement Plan or Deferred Compensation Plan, as applicable, and 50 percent of the next three percent of compensation an NEO elected to contribute to the 401(k) Retirement Plan or Deferred Compensation Plan, as applicable.

The Company’s defined benefit pension plan, which is frozen, is more fully described in the Pension Benefits Table for Fiscal 2019 below.  Mr. Lucareli, Mr. Bowser and Mr. Wollenberg participate in the Company’s defined benefit pension plan.  Mr. Marry participated in the Company’s defined benefit pension plan prior to his retirement in December 2018.  Mr. Burke and Mr. Appel joined the Company after the defined benefit pension plan was closed to new participants.

In addition to the employee benefits applicable to U.S. employees in general, certain highly compensated employees of the Company, including the NEOs, may participate in the following plans:

Deferred Compensation Plan. The Deferred Compensation Plan is a nonqualified plan that allows a highly compensated employee to defer up to 10 percent of base salary.  Salary deferred pursuant to the Deferred Compensation Plan is an asset of the Company.  The sums deferred do not earn a preferential rate of return and the investment alternatives are generally the same as the 401(k) Retirement Plan.  Payments out of the Deferred Compensation Plan are not made until termination of service or retirement.  As part of the Company’s objective of restoring in this plan amounts that exceeded the allowable Company match and Company contributions to the 401(k) Retirement Plan because of statutory limits, the Company contributes an amount equal to the amount of the employer match and employer contribution that was not allowed to be contributed to the 401(k) Retirement Plan for such individuals due to statutory limits.

Executive Supplemental Retirement Plan (“SERP”).  The SERP is a nonqualified pension plan.  The SERP, like the defined benefit pension plan, is frozen and intended to be an extension of the Company’s qualified pension plan.  Under the SERP, salary and bonus that are in excess of statutory limits are taken into account in determining nonqualified benefits payable to an employee.

Severance Plan

The Company has a severance plan that was last updated by the ONC Committee in fiscal 2012 (the “Severance Plan”) for members of the Executive Council as recommended to the Committee by the Company’s CEO, to ensure consistent treatment of individuals in such positions in the event of an involuntary termination of employment without cause.  The policy provides that such individuals would be paid their annual base salary at the time of termination in installment payments over the course of the year following termination, and would be eligible to elect Company-paid COBRA continuation coverage for one year following termination.  In order to receive these benefits, participants are required to release the Company from any and all liability.  All NEOs other than Mr. Burke (who has a separate employment agreement) are covered under the Severance Plan.  While the Severance Plan also provides for separate benefits upon an involuntary termination at the time of a change in control, Mr. Appel is the only NEO currently covered under the change in control provisions under the Severance Plan.

Share Ownership Guidelines - Officers

The Company has maintained share ownership guidelines for directors and officers of the Company, including the NEOs, since 2008.  The Board continues to believe that directors and officers should have a meaningful personal investment in the Company.  Only shares of stock, either restricted or unrestricted, count toward compliance with the guidelines.

The current guidelines provide that, on the fifth anniversary of appointment to the position, the President and CEO is expected to hold shares of Company stock with a value of at least four times his annual base salary.  In addition, the guidelines now do not distinguish between NEOs and other officers and provide that all officers, other than the President and CEO, are expected to hold shares of Company stock with a value of at least two times their current annual base salary.  The stock value is determined by using the higher of the stock price at the time of measurement or the average stock price over the previous three years.  The ONC Committee reviews the guidelines and compliance therewith on at least an annual basis.  The chair of the Nominating Committee evaluates whether an exception should be made for any officer, who, due to his or her unique financial circumstances or other extenuating circumstances, would incur a hardship by complying with the applicable guideline after the initial five-year period and, in such an event, may make an exception to the guidelines for such individual.  Additionally, the guidelines may be temporarily waived for an officer who has an unusual personal circumstance or is approaching retirement and has a need to diversify his/her stock holdings.  Each of the NEOs who has been an officer of the Company for at least five years is currently in compliance with the stock ownership guidelines.

Related Policies Applicable to Executive Officers

Under the Company’s Insider Trading Policy, all directors and executive officers, including the NEOs, are prohibited from holding shares of Company stock in a margin account or otherwise pledging shares of Company stock in any way, and all directors and employees of the Company are prohibited from engaging in hedging or monetizing transactions involving Company stock.   The ONC Committee has also implemented an incentive compensation recoupment (or “clawback”) policy.  Effective beginning with awards granted in fiscal 2013, the clawback policy requires forfeiture or repayment of any awards granted under the Incentive Plan (i.e., the MIP (cash bonus) or any long-term equity awards) if the ONC Committee determines that a participant committed an act of misconduct that is adverse, or reasonably expected to be adverse, to the best interests of the Company or its shareholders.

Employment Agreements

The Company has an employment agreement with Mr. Burke, which was not amended during fiscal 2019.  The Company also has change in control agreements with Mr. Lucareli, Mr. Bowser, Mr. Wollenberg and certain other key employees.  The Company also had a change in control agreement with Mr. Marry that was in effect until his retirement on December 31, 2018.  The purpose of these agreements is to ensure continuity and, in the case of a change in control, the continued dedication of key employees during any period of uncertainty due to a proposed or pending change in control of the Company.  Mr. Appel’s treatment in the event of a change in control will be governed by the Severance Plan.  See Potential Post-Employment Payments below for additional information about benefits in the event of a change in control under the change in control agreements and the Severance Plan.

Tax Implications for NEOs

The ONC Committee generally seeks to structure compensation amounts and arrangements so that they do not result in penalties for the NEOs under the Internal Revenue Code of 1986, as amended (the “Code”).  For example, Section 409A of the Code imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section.  The ONC Committee has generally structured the elements of the Company’s compensation program so that they are either not characterized as nonqualified deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A.  Without these steps, certain elements of compensation could result in substantial tax liability for the NEOs.  Section 280G and related provisions of the Code impose substantial excise taxes on so-called “excess parachute payments” payable to certain executives upon a change in control and results in the loss of the compensation deductions for such payments by the executive’s employer.  When the Company entered into the employment agreement with Mr. Burke and the change in control agreements with all of the other NEOs (other than Mr. Appel), all of which were entered into prior to 2009, the ONC Committee structured the change in control payment under the employment and change in control agreements with the NEOs (other than Mr. Appel ) to include a gross up for excise taxes imposed under Section 280G in order to preserve the after-tax value of those payments for those executives.  The portion of the Severance Plan applicable in a change in control, which is applicable to those (such as Mr. Appel) joining the Company’s senior management on or after the date of adoption of the policy, does not provide excise tax gross ups in the event of a change in control.

Tax Implications of IRC Section 162(m)

For tax years beginning prior to calendar year 2018, Section 162(m) of the Code generally disallowed a tax deduction to public companies for compensation over $1,000,000 paid to a company’s CEO and certain other NEOs covered by Section 162(m) (“covered employees”).  For such tax years, qualifying performance-based compensation was not subject to the deduction limit if certain requirements were met.

For tax years beginning prior to calendar year 2018, the ONC Committee believed that it was generally in the Company’s best interest to attempt to structure compensation amounts and plans in a manner that satisfied the performance-based compensation requirements of Section 162(m).  However, the ONC Committee also recognized the need to retain flexibility to approve compensation amounts and plans that may not meet Section 162(m) standards in order to enable the Company to meet its overall objectives.  Accordingly, the Board and the ONC Committee expressly reserved the authority to award non-deductible compensation in appropriate circumstances.  Further, because of uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation granted in tax years beginning prior to 2018 that was intended by the Company to satisfy the requirements for deductibility under Section 162(m) would do so.

For tax years beginning after December 31, 2017, tax reform legislation signed into law on December 22, 2017 (“Tax Reform”) repealed the qualifying performance-based compensation exception to the $1,000,000 deduction limitation. In addition, Tax Reform expanded who could be considered a covered employee under Section 162(m) and put in place a rule that any individual whose compensation was subject to the Section 162(m) deduction limitation for any taxable year beginning after December 31, 2016, would remain subject to this annual deductibility limitation for any future tax year in which he or she receives compensation from us, regardless of whether he or she remains a NEO.   Nevertheless, Tax Reform provided some transition relief preserving the qualifying performance-based compensation exception and other exceptions for compensation payable pursuant to a legally binding contract in place on November 2, 2017.  Accordingly, starting in fiscal 2019, we are only able to deduct up to $1,000,000 per year of the compensation payable to any of our NEOs who is a “covered employee” as determined pursuant to Tax Reform, unless transition relief would apply to the applicable compensation.

COMPENSATION COMMITTEE REPORT

The ONC Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with management; and, based on that review and discussion, the ONC Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s proxy statement and the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2019.

THE OFFICER NOMINATION AND COMPENSATION COMMITTEE

Christopher W. Patterson, Chair
Charles P. Cooley
Suresh V. Garimella
Larry O. Moore

FISCAL 2019 NEO COMPENSATION

2019 Summary Compensation Table

The following table sets forth compensation awarded to, earned by, or paid to the Company’s NEOs, which include the Principal Executive Officer, Principal Financial Officer, the three most highly compensated executive officers, serving as officers as of the end of fiscal 2019, and Mr. Marry (because he would have been one of the three most highly compensated executive officers had he not retired prior to the end of fiscal 2019).

Name and Principal Position	Fiscal Year	Salary ($)(1)	Bonus ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value ($)(5)	All Other Compensation ($)(6)	Total ($)

Thomas A. Burke	2019	965,000	-		2,144,993	531,759	936,050	NA	46,105	4,623,907
President and CEO
	2018	924,000	-		1,870,000	466,609	1,339,800	NA	65,429	4,665,838

	2017	917,869	-		1,782,000	445,501	946,415	NA	48,876	4,140,661

Michael B. Lucareli	2019	448,500	-		634,197	157,223	304,532	0	22,006	1,566,458
VP, Finance and
CFO	2018	430,000	-		521,998	130,247	436,450	11,890	23,876	1,554,461

	2017	427,546	-		498,000	124,499	308,588	7,463	19,192	1,385,288

Thomas F. Marry	2019	407,600	-		764,402	189,502	314,668	0	20,783	1,696,955
Executive VP and
COO	2018	526,250	-		741,990	185,143	610,450	23,835	35,145	2,122,813

	2017	530,538	-		721,000	180,251	437,630	16,076	28,274	1,913,769

Scott L. Bowser	2019	406,292	-		316,794	78,537	218,978	0	19,894	1,040,495
VP and COO
	2018	376,400	-		307,188	76,650	272,890	15,380	10,998	1,059,506

	2017	363,329	-		282,880	70,720	187,357	10,092	114,400	1,028,778

Dennis P. Appel	2019	395,000	-		318,405	78,936	191,575	NA	17,569	1,001,485
VP, CIS
	2018	383,250	100,313	(7)	308,810	77,052	277,856	NA	21,412	1,068,380

Scott D. Wollenberg	2019	353,250	-		284,789	70,602	171,326	0	16,903	896,871
VP, CTO

(1)	The salary amounts include amounts deferred at the NEO’s option through contributions to the Modine 401(k) Retirement Plan and the Modine Deferred Compensation Plan.

(2)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for retention restricted stock unit awards and performance stock awards.  For fiscal 2019, the Maximum grant date fair value for the performance stock awards are as follows for the NEOs – Mr. Burke $2,144,993; Mr. Lucareli $634,197; Mr. Marry 764,402; Mr. Bowser $316,794; Mr. Appel $318,405; and Mr. Wollenberg $284,789.  See Grants of Plan-Based Awards for Fiscal 2019, Compensation Discussion and Analysis – Equity Incentives – Long-Term Incentive Compensation and the Outstanding Equity Awards at Fiscal Year End table for further discussion regarding the retention restricted stock unit awards and the performance stock awards.  The assumptions used to determine the fair value of the awards are discussed in Note 5 of the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the fiscal year ended March 31, 2019.

(3)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for grants of stock options.  The assumptions used to determine the value of the options are discussed in Note 5 of the Notes to Consolidated Financial Statements contained in the Company’s Form 10-K for the fiscal year ended March 31, 2019.  The actual value, if any, that an optionee will realize upon the exercise of an option will depend on the excess of the market value of the Company’s common stock over the exercise price on the date the option is exercised, which cannot be determined until the option is exercised.

(4)	The amounts in the “Non-Equity Incentive Plan Compensation” column include payments under the MIP.

(5)
Represents the change in pension value between the end of fiscal 2018 and the end of fiscal 2019 for the NEOs who participate in the Modine Manufacturing Company Pension Plan and the Executive Supplemental Retirement Plan.  For purposes of calculating the change in benefit values from year to year, the discount rates used to determine the present value of the benefit were 3.98 percent as of March 31, 2019 and 4.03 percent as of March 31, 2018. The change in pension value of the Salaried Pension Plan for Mr. Lucareli, Mr. Marry, Mr. Bowser, and Mr. Wollenberg was ($19), ($1,127), ($523), and ($27), respectively. The change in pension value of the SERP for Mr. Marry was ($804).

(6)	The amounts set forth in this column for fiscal 2019 include:

•
Company matching contributions to participant accounts in the 401(k) Retirement Plan (“401(k) Company Match”) equal to 100 percent of the amount contributed to the plan by the employee for up to 3 percent of annual income, and 50 percent of the amount contributed to the plan by the employee for up to an additional 3 percent of annual income, subject to the maximum contribution limit to the plan ($18,500 in calendar year 2018, and $19,000 in calendar year 2019);

•
Company contributions to the Deferred Compensation Plan equal to the amount of the Company match on salary that could not be contributed to the 401(k) Retirement Plan, because of statutory limits (“Company Excess Match/Contribution Overflow to Deferred Compensation Plan”);

•	Company payment of long-term disability insurance premiums (“Long-Term Disability Insurance Premiums”);

•	Company payment of life insurance premiums (“Life Insurance Premiums”); and

•	Perquisites and other personal benefits.

Name	401(k) Company Match ($)	Company Excess Match / Contribution Overflow to Deferred Compensation Plan ($)	Long-Term Disability & Life Insurance Premiums ($)	Perquisites ($)	Total ($)

Thomas A. Burke	12,788	30,565	2,751	-	46,105

Michael B. Lucareli	13,138	7,589	1,278	-	22,006

Thomas F. Marry	7,802	11,821	1,160	-	20,783

Scott L. Bowser	12,871	5,165	1,158	700	19,894

Dennis P. Appel	12,498	3,946	1,126	-	17,569

Scott D. Wollenberg	12,508	3,388	1,007		16,903

(7)	Incentive payment made in accordance with original offer of employment.

Grants of Plan-Based Awards for Fiscal 2019

In fiscal 2019, the Company granted stock options, retention restricted stock units, performance stock and cash awards as Plan-Based Awards.

Stock options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.  Stock options granted in fiscal 2019 vest in four annual installments commencing one year after the date of grant.  The stock options expire ten years from the date of grant.  Retention restricted stock units granted in fiscal 2019 vest in four annual installments commencing one year after the date of grant.  Further details regarding the performance stock and cash awards (MIP awards) are described in the Compensation Discussion and Analysis section above.

The following table sets forth information about grants of awards made in the fiscal year ended March 31, 2019 to the NEOs.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts of Performance-based Awards Under Equity Incentive Plan Awards (2)			All Other Stock Awards; Number of Shares of Stock or Units (#) (2)	All Other Option Awards; Number of Securities Under-lying Options (#) (2)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)

		Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

Thomas A.	NA	96,500	965,000	1,930,000							NA
Burke	5/30/18				5,992	59,916	119,832				1,072,496
	5/30/18							59,916			1,072,496
	5/30/18								68,087	17.90	531,759

Michael B.	NA	31,395	313,950	627,900							NA
Lucareli	5/30/18				1,772	17,715	35,430				317,099
	5/30/18							17,715			317,099
	5/30/18								20,131	17.90	157,223

Thomas F.	NA	32,440	324,400	648,800							NA
Marry (3)	5/30/18				2,135	21,352	42,704				382,201
	5/30/18							21,352			382,201
	5/30/18								24,264	17.90	189,502

Scott L.	NA	22,575	225,750	451,500							NA
Bowser	5/30/18				885	8,849	17,698				158,397
	5/30/18							8,849			158,397
	5/30/18								10,056	17.90	78,537

Dennis P.	NA	19,750	197,500	395,000
Appel	5/30/18				889	8,894	17,788				159,203
	5/30/18							8,894			159,203
	5/30/18								10,107	17.90	78,936

Scott D.	NA	17,663	176,625	353,250							NA
Wollenberg	5/30/18				796	7,955	15,910				142,395
	5/30/18							7,955			142,395
	5/30/18								9,040	17.90	70,602

(1)	Cash incentive plan awards are the MIP awards. Stock options, retention restricted stock units and performance stock awards are made under the Incentive Plans.

(2)	Stock options, retention restricted stock units and performance stock awards are made under the Incentive Plans.

(3)
Mr. Marry’s retirement on December 31, 2018 resulted in his forfeiture of all equity awards granted to him in 2019, other than his retention restricted stock units scheduled to vest in 2019 (5,338).  Further, Mr. Marry’s MIP award for fiscal 2019 (as reported in the Summary Compensation Table) was prorated based on the period he was employed during fiscal 2019.

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(1)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(3)

Thomas A.	39,586	-	9.26	6/11/20	166,899	2,314,889	316,578	4,390,937
Burke	112,016	-	7.43	7/1/20
	27,622	-	14.93	7/21/21
	69,565	-	5.75	6/5/22
	47,690	-	10.40	6/3/23
	37,832	-	14.94	6/2/24
	41,652	13,886	11.39	6/2/25
	48,424	48,424	10.00	5/31/26
	15,979	47,940	15.90	6/1/27
	-	68,087	17.90	5/30/28

Michael B.	3,594	-	9.26	6/11/20	47,521	659,116	100,345	1,391,785
Lucareli	4,820	-	14.93	7/21/21
	3,783	-	5.75	6/5/22
	13,379	-	10.40	6/3/23
	10,651	-	14.94	6/2/24
	11,460	3,825	11.39	6/2/25
	13,532	13,533	10.00	5/31/26
	4,460	13,382	15.90	6/1/27
	-	20,131	17.90	5/30/28

Thomas F.	9,659	-	5.75	12/31/19	27,481	381,161	72,100	1,000,027
Marry	12,241	-	14.94	12/31/19
	4,920	-	11.39	12/31/19
	19,592	-	10.00	12/31/19
	3,592	-	15.90	12/31/19

Scott L.	7,094	-	9.26	6/11/20	26,048	361,286	56,457	783,059
Bowser	4,907	-	14.93	7/21/21
	7,785	-	10.40	6/3/23
	6,092	-	14.94	6/2/24
	6,543	2,183	11.39	6/2/25
	7,686	7,688	10.00	5/31/26
	2,625	7,875	15.90	6/1/27
	-	10,056	17.90	5/30/28

Dennis P.	2,638	7,917	15.90	6/1/27	16,178	224,389	28,316	392,743
Appel	-	10,107	17.90	5/30/28

Scott D.	5,588	-	14.94	6/2/24	23,949	332,173	52,353	726,136
Wollenberg	-	2,062	11.39	6/2/25
	-	7,348	10.00	5/31/26
	2,358	7,076	15.90	6/1/27
	-	9,040	17.90	5/30/28

(1)	The options vest in four equal annual installments commencing on the first anniversary of the date of grant.

(2)
All of these shares are retention restricted stock awards or retention restricted stock unit awards (collectively, “Retention Restricted Awards”).  All Retention Restricted Awards vest in four equal annual installments commencing one year after the date of grant.  The market value of the awards was determined by multiplying the number of unvested shares and restricted stock units by $13.87, the closing price of the Company’s common stock on the NYSE on March 29, 2018.  See Compensation Discussion and Analysis – Equity Incentives – Long-Term Incentive Compensation for a description of retention restricted stock unit awards.  The description of retention restricted stock unit awards generally applies to retention restricted stock awards, except that the recipient is granted restricted stock under such an award rather than restricted stock units.

The restricted stock and restricted stock units vest as follows:

	Shares vesting for
	Thomas Burke (#)	Michael Lucareli (#)	Thomas Marry (#)	Scott Bowser (#)	Dennis Appel (#)	Scott Wollenberg (#)

May 30, 2019	14,979	4,428	5,338	2,212	2,223	1,988
May 31, 2019	22,275	6,225	9,012	3,536	-	3,380
June 1, 2019	14,701	4,103	5,833	2,415	2,427	2,169
June 2, 2019	18,329	5,044	7,298	2,882	-	2,724
May 30, 2020	14,979	4,428	-	2,212	2,223	1,988
May 31, 2020	22,275	6,225	-	3,536	-	3,380
June 1, 2020	14,701	4,103	-	2,415	2,427	2,169
May 30, 2021	14,979	4,428	-	2,212	2,223	1,988
June 1, 2021	14,702	4,106	-	2,415	2,430	2,172
May 30, 2022	14,979	4,431	-	2,213	2,225	1,991

(3)
The performance stock awards are reflected at the Target level for the fiscal 2019 award and at the Maximum level for the 2018 and 2017 awards.  The actual payout of performance stock awards granted in fiscal 2017 was 141% percent of Target.  See Compensation Discussion and Analysis – Equity Incentives – Long-Term Incentive Compensation for a description of performance stock awards.  The market value of the performance stock awards was determined by multiplying the number of unvested shares by $13.87, the closing price of the Company’s common stock on the NYSE on March 29, 2018 (the last trading day of fiscal 2019).  Upon his retirement, Mr. Marry forfeited his right to receive any shares under the 2018 and 2019 performance stock awards, and his value reflects only the 2017 award at the Maximum level.

Option Exercises and Stock Vested for Fiscal 2019

Each of the stock prices set forth below was the closing price of the Company’s common stock on the NYSE on the date the restrictions lapsed and the shares vested.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Thomas A. Burke				22,275	400,950	(1)
				14,701	266,823	(2)
				132,548	2,405,746	(3)

Michael B. Lucareli				6,225	112,050	(1)
				4,103	74,469	(2)
				36,563	663,618	(3)

Thomas F. Marry	7,805	2,107	(5)	9,012	162,216	(1)
	3,207	834	(6)	5,833	105,869	(2)
	8,000	78,803	(7)	52,915	960,407	(3)
	9,144	62,728	(8)
	16,820	96,210	(9)
	11,664	55,171	(10)
	2,748	605	(11)

Scott L. Bowser				3,536	63,648	(1)
				2,415	43,832	(2)
				20,879	378,954	(3)

Dennis P. Appel				2,427	44,050	(2)
				7,547	98,488	(4)

Scott D. Wollenberg	6,186	24,490	(12)	3,380	60,840	(1)
	7,348	39,304	(13)	2,169	39,367	(2)
				19,675	357,101	(3)

(1)	Shares vested on May 31, 2018 at $18.00 per share, the closing price on such date.
(2)	Shares vested on June 1, 2018 at $18.15 per share, the closing price on such date.
(3)	Shares vested on June 2, 2018 at $18.15 per share, the closing price on June 1, 2018.
(4)	Shares vested on December 1, 2018 at $13.05 per share, the closing price on November 30, 2018.
(5)	Option exercised on February 12, 2019 at $15.20. The option was granted on July 21, 2011 at a share price of $14.93.
(6)	Option exercised on February 12, 2019 at $15.20. The option was granted on June 2, 2014 at a share price of $14.94.
(7)	Option exercised on February 15, 2019 at $15.60. The option was granted on June 5, 2012 at a share price of $5.75.
(8)	Option exercised on February 19, 2019 at $16.12. The option was granted on June 11, 2010 at a share price of $9.26.
(9)	Option exercised on February 19, 2019 at $16.12. The option was granted on June 3, 2013 at a share price of $10.40.
(10)	Option exercised on February 19, 2019 at $16.12. The option was granted on June 2, 2015 at a share price of $11.39.
(11)	Option exercised on February 19, 2019 at $16.12. The option was granted on June 1, 2017 at a share price of $15.90.
(12)	Option exercised on February 7, 2019 at $15.35. The option was granted on June 2, 2015 at a share price of $11.39.
(13)	Option exercised on February 7, 2019 at $15.35. The option was granted on May 31, 2016 at a share price of $10.00.

Pension Benefits Table for Fiscal 2019

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)

Thomas A. Burke	NA	NA	NA	NA

Michael B. Lucareli	Salaried Pension Plan	6.6	161,624	-
	SERP	NA	NA	NA
	Total		161,624	-

Thomas F. Marry	Salaried Pension Plan	7.9	283,974	-
	SERP	7.9	58,245	-
	Total		342,219	-

Scott L. Bowser	Salaried Pension Plan	8.3	217,373	-
	SERP	NA	NA	NA
	Total		217,373	-

Dennis P. Appel	NA	NA	NA	NA

Scott D. Wollenberg	Salaried Pension Plan	13.9	134,724	-
	SERP	NA	NA	NA
	Total		134,724	-

(1)
The Company used the following assumptions to determine the present value of accumulated benefit as set forth in the table above: discount rate of 3.98%; Mortality: use of RP-2014 Healthy Annuitant Bottom Quartile Participant table projected generationally using scale MP-2018 converging to an ultimate improvement factor of 0.75% over 10 years for age and 15  year for cohort (post - retirement decrement only); service up to March 31, 2006 and pay up to December 31, 2007 (the plans froze service accumulation on March 31, 2006 and pay changes on December 31, 2007); employees elect to begin payments as soon as they are eligible to receive unreduced benefits; 80% of employees elect lump sums from the qualified plan and 20% elect annuities; and all payments from the SERP are in the form of a lump sum with lump sums valued using a 3-tier yield curve of 3.43% for years 0-5, 4.46% for years 5-20 and 4.88% for years 20+ and the specified 417(e) mortality table.

Pension Benefits

The Company’s pension plan, The Modine Manufacturing Company Pension Plan (the “Salaried Pension Plan”), is frozen.  Participants in the Salaried Pension Plan no longer earn additional credited service (effective April 1, 2006) and changes in salary for a participant are not considered in determining pension benefits (effective December 31, 2007).  The Salaried Pension Plan was formerly a part of competitive compensation for manufacturing companies such as Modine.  The Salaried Pension Plan was frozen consistent with contemporary benefit practices.

The NEOs who were employed by the Company on or before December 31, 2003 participate on the same basis as other salaried employees in the non-contributory Salaried Pension Plan.  Mr. Burke and Mr. Appel do not participate in the Salaried Pension Plan because they joined the Company after December 31, 2003.

Retirement benefits are based upon an employee’s earnings for the five highest consecutive calendar years of the last ten calendar years preceding retirement (provided that salary after the plan was frozen is not considered) and on years of service (provided that service after the plan was frozen is not considered).  Applicable earnings include salary, bonus, and any amount deferred under the 401(k) Retirement Plan.  A minimum of five years of service was required for the benefits to vest.  The principal benefit under the Salaried Pension Plan is a lifetime monthly benefit for the joint lives of a participant and his or her spouse based on the employee’s earnings and period of employment.  The pension benefit is not subject to offset against Social Security benefits.  Employees may retire with unreduced early retirement benefits at age 62 or may be eligible for deferred or other early retirement benefits depending on their age and years of service.  In addition, an employee may elect to receive a lump-sum pension benefit if, upon retirement, the sum of the employee’s age plus years of eligible service with the Company equals at least 85.  Furthermore, if employed on and before March 31, 2001, an employee who reaches age 62 and who has accumulated thirty or more years of eligible service may request that the accrued benefit be paid immediately in a lump-sum amount, even if he or she elects not to retire at that time.  Payment pursuant to the Salaried Pension Plan may be limited by regulation based upon the funded status of the plan.

Pension benefits under the Salaried Pension Plan are subject to possible limitations imposed by the Code.  To the extent that an individual employee’s retirement benefit exceeds these limits, the excess will be paid pursuant to the SERP from general operating funds of the Company.

Nonqualified Deferred Compensation Table for Fiscal 2019

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last FYE ($)(3)

Thomas A. Burke	40,038	30,565	54,096	-	1,046,120

Michael B. Lucareli	23,261	7,589	11,838	-	294,597

Thomas F. Marry	41,538	11,821	74,500	-	1,864,788

Scott L. Bowser	-	5,165	1,365	-	75,476

Dennis P. Appel	20,492	3,946	981	-	39,645

Scott D. Wollenberg	-	3,388	2,127	-	44,300

(1)	Amounts include any deferrals of base salary and such amounts are included in the “Base Salary” column of the Summary Compensation Table.

(2)
Amounts are reported in the Summary Compensation Table.  Company matching contributions that could not otherwise be made to the 401(k) Retirement Plan because of statutory limits are made to the Deferred Compensation Plan.

(3)
All executive contributions and contributions by the Company for fiscal 2019 have been reported in the Summary Compensation Table for the current year (i.e., fiscal 2019).  In addition to the current year, executive contributions and contributions by the Company with respect to Mr. Burke for prior years in which Mr. Burke was an NEO have been reported in the Summary Compensation Table in prior years.  In total, $662,201 in contributions have been reported for Mr. Burke as an NEO in the Summary Compensation Table in prior years.  The remainder of the aggregate balance for Mr. Burke in the above column reflects earnings (and losses) on those contributions.  In addition to the current year, since Mr. Lucareli became an NEO in fiscal 2011, the Company has reported $61,203 in contributions in the Summary Compensation Table for him prior to fiscal 2019.  The remainder of the aggregate balance for Mr. Lucareli in the above column reflects contributions prior to fiscal 2011 and earnings (and losses) on all contributions.  In addition to the current year, Mr. Marry became an NEO in fiscal 2009 and his contributions and the Company’s contributions since fiscal 2009 were reported in the Summary Compensation Table in prior years.  In total, $540,180 in contributions have been reported for Mr. Marry reported in the Summary Compensation Table in prior years.  The remainder of the aggregate balance for Mr. Marry in the above column reflects executive and Company contributions prior to 2009 and earnings (and losses) on all contributions.  In addition to the current year, since Mr. Bowser became a participant in the Deferred Compensation plan in fiscal 2012, the Company has reported $37,879 in contributions in the Summary Compensation Table for him prior to fiscal 2019.  The remainder of the aggregate balance for Mr. Bowser in the above column reflects the earnings (and losses) on all contributions. In addition to the current year, Mr. Appel became an NEO in fiscal 2018 and his contributions and the Company’s contributions for fiscal 2018 in a total amount of $13,932 were reported in the Summary Compensation Table in fiscal 2018.  The remainder of Mr. Appel’s aggregate balance in the above column reflects contributions prior to fiscal 2018 and/or earnings (and losses) on all contributions.  Mr. Wollenberg became an NEO in fiscal 2019.   Beyond the contributions reported in the Summary Compensation Table for Mr. Wollenberg for the current year, the remainder of his aggregate balance in the above column reflects contributions prior to fiscal 2019 and/or earnings (and losses) on all contributions.

Nonqualified Deferred Compensation

The Deferred Compensation Plan is a nonqualified plan.  All of the NEOs currently employed by Modine are eligible to participate in the Deferred Compensation Plan.  The Deferred Compensation Plan allows an employee to defer salary in an amount that exceeds the statutory limitations applicable to the 401(k) Retirement Plan.  For the 2018 calendar year, an employee could generally contribute no more than $18,500 to the 401(k) Retirement Plan.  The Deferred Compensation Plan allows a highly compensated employee to defer up to ten percent of base salary.  Salary deferred pursuant to the Deferred Compensation Plan is an asset of the Company.  The sums deferred do not earn a preferential rate of return.  Company contributions are also made to the Deferred Compensation Plan in an amount equal to the Company match and profit sharing contributions that would otherwise have been contributed to the 401(k) Retirement Plan but for the statutory limits.  All of the NEOs who participate in the Deferred Compensation Plan were fully vested in the Company contributions as of March 31, 2019.  Payments out of the Deferred Compensation Plan are not made until termination of service or retirement.

The investment alternatives available to the NEOs under the Deferred Compensation Plan are selected by the Company and are generally the same as the alternatives available under the 401(k) Retirement Plan, but may be changed from time to time.  The NEOs are permitted to change their investment elections at any time on a prospective basis.  The table below shows the funds available under the plan and their annual rate of return for the fiscal year ended March 31, 2019.

Name of Fund	Return for 12 Months Ended March 31, 2019
Baird Aggregate Bond Inst	4.59%
DFA US Large Cap Equity Institutional	7.52%
DFA US Small Cap I	-0.83%
Fidelity 500 Index Fund	9.49%
Fidelity Diversified International	-4.06%
Fidelity Mid Cap Index Fund	6.49%
Fidelity Small Cap Index Fund	2.15%
Fidelity Total Intl Index Fund	-5.28%
Fidelity US Bond Index Fund	4.55%
Hartford MidCap R6	7.61%
T. Rowe Price Retirement Balanced I	3.48%
T. Rowe Price Retirement I 2005 I	3.68%
T. Rowe Price Retirement I 2010 I	3.81%
T. Rowe Price Retirement I 2015 I	3.71%
T. Rowe Price Retirement I 2020 I	3.71%
T. Rowe Price Retirement I 2025 I	3.62%
T. Rowe Price Retirement I 2030 I	3.59%
T. Rowe Price Retirement I 2035 I	3.49%
T. Rowe Price Retirement I 2040 I	3.47%
T. Rowe Price Retirement I 2045 I	3.39%
T. Rowe Price Retirement I 2050 I	3.41%
T. Rowe Price Retirement I 2055 I	3.44%
T. Rowe Price Retirement I 2060 I	3.41%
Vanguard Short-Term Bond Index Admiral	3.54%
Wells Fargo Govt MMkt I	1.95%

POTENTIAL POST-EMPLOYMENT PAYMENTS

The Company has certain obligations to its NEOs upon a termination of employment as a result of agreements with such officers or other plans, arrangements or policies that benefit the officers.

Mr. Burke is the only current NEO who has an employment agreement with the Company. Pursuant to the employment agreement that was entered into in 2007 and amended in 2008, Mr. Burke agreed to serve as an executive officer of the Company and devote his full time to the performance of his duties.  Mr. Burke’s employment agreement automatically and continuously extends daily, unless either party gives written notice of termination to the other party, in which case the term would be 36 months beginning on the date such notice was received.  The Company is permitted to terminate the executive’s employment agreement for “Good Cause” and the executive is permitted to terminate the employment agreement for “Good Reason,” as those terms are defined in the agreement and described below.  The Company will continue to perform its obligations under such agreement.  In the event of termination for Good Cause, the Company is not contractually obligated to pay benefits under the agreement to the executive.  In the event of the disability of Mr. Burke during the term of his employment agreement, he would receive base salary and bonus continuation at a level of 100 percent for the first 12 months and 60 percent for up to an additional 24 months, but in no event beyond the remainder of the term.  He may also receive disability benefits under the Company’s group long-term disability plan; provided, however, that such benefits would offset the amounts described above.

The following sets forth the amount of payments to each NEO in the event of a termination of employment as a result of voluntary termination, retirement (including early retirement), death, disability, termination for Good Cause, and involuntary termination (including termination without Good Cause or for Good Reason).

Voluntary Termination.  An NEO may terminate his/her employment with the Company at any time.  In general, upon the individual’s voluntary termination:

•	we would not pay severance;
•	the executive would forfeit all unvested stock options, Retention Restricted Awards and performance stock awards;
•	all benefits and perquisites would cease; and
•
the NEO, if a participant in the Salaried Pension Plan, would be entitled to a distribution of his/her vested benefits under that plan, the SERP (see the Pension Benefits Table for Fiscal 2019 on page 38) and the Nonqualified Deferred Compensation Plan (see the Nonqualified Deferred Compensation Table for Fiscal 2019 on page 39).

Retirement and Early Retirement.  No NEOs were eligible for retirement on March 31, 2019.  In general, upon the executive’s full or early retirement:

•	we would not pay severance;
•	for full retirement and for early retirement with the approval of the ONC Committee, all unvested stock options and Retention Restricted Awards would vest;
•	all benefits and perquisites would cease; and
•	the NEO, if a participant in the Salaried Pension Plan, the SERP or the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Death.  In general, upon the death of an NEO:

•	the executive’s estate would receive his/her base salary through the month in which the executive dies, plus any unused vacation pay;
•	all unvested stock options and Retention Restricted Awards would vest;
•	all benefits and perquisites would cease;
•
a prorated portion (based on the period worked during the performance period) of performance shares shall vest based on the Company’s actual achievement of the performance goals at the end of the performance period; and

•
the NEO’s estate, if he or she was a participant in the Salaried Pension Plan, the SERP or the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Disability.  If a total and permanent disability causes the termination of Mr. Burke’s employment, then:

•
he would receive base salary and bonus continuation at a level of 100 percent of the rate paid at the time of disability for the first 12 months and 60 percent for up to an additional 24 months, but in no event beyond the remainder of the term of his employment agreement (Mr. Burke may also receive disability benefits under the Company’s group long-term disability plan, except that such benefits would offset the previously described amounts);

•	all unvested stock options and Retention Restricted Awards would vest;
•
a prorated portion (based on the period worked during the performance period) of performance shares shall vest based on the Company’s actual achievement of the performance goals at the end of the performance period; and

•	all benefits and perquisites would cease.

If a total and permanent disability causes the termination of employment of an NEO, other than Mr. Burke, then for such NEO:

•	we would not pay severance;
•	all unvested stock options, Retention Restricted Awards would vest;
•
a prorated portion (based on the period worked during the performance period) of performance shares shall vest based on the Company’s actual achievement of the performance goals at the end of the performance period;

•	all benefits and perquisites would cease; and
•	the NEO, if a participant in the Salaried Pension Plan, the SERP or the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Termination for Good Cause.  The Company may terminate Mr. Burke’s employment for Good Cause under the terms of his employment agreement and, thereby, terminate any obligation to Mr. Burke under his employment agreement.  A termination for “Good Cause” generally means a termination for theft, dishonesty, fraud, violation of certain provisions of the employment agreement, or a serious violation of law.  The other NEOs without an employment agreement may be terminated by the Company for cause at any time, and are not entitled to receive any severance payments or benefits upon such termination.  On the NEO’s termination date, generally, all unvested stock options, Retention Restricted Awards and long-term incentive awards would be forfeited and all benefits and perquisites would cease.  The NEO, if a participant in the Salaried Pension Plan, the SERP or the Nonqualified Deferred Compensation Plan, would be entitled to a distribution of his/her vested benefits under those plans.

Termination without Good Cause or for Good Reason.  If the Company terminates Mr. Burke’s employment and the termination is not for Good Cause or if Mr. Burke terminates employment with the Company for Good Reason (“Good Reason” means at least one of the following events has occurred without the consent of the affected executive: a material diminution in the executive’s base salary; a material decrease in the executive’s authority, duties or responsibilities or those of the supervisor to whom the executive reports; a material diminution in the budget over which the executive has authority; a material change in the geographic location at which the executive must perform services; or any other action or inaction that constitutes a material breach of the terms of the executive’s employment agreement), the Company is obligated to:

•
pay to Mr. Burke an amount equal to three times his “Average Annual Earnings” (“Average Annual Earnings” means the average base salary and actual cash incentive or bonus he earned in the five taxable years preceding the year of termination) over the remainder of the employment agreement term; and

•
continue, for a period of 36 months from the date of termination, to allow the executive to participate in certain employee health, welfare and retirement benefits, including plans designed to provide the executive with benefits that he would have received under qualified plans but for the statutory limitations on qualified benefits.  In the event that such plans preclude such participation, the Company would pay an equivalent amount in cash.

In no event would Mr. Burke receive the benefits described above if (i) he discloses confidential information of the Company in violation of his employment agreement and such disclosure results in a demonstrably material injury to the Company, or (ii) he engages in Competition with the Company, as that term is defined in his employment agreement.

If the Company involuntarily terminates the employment of Mr. Lucareli, Mr. Bowser, Mr. Appel or Mr. Wollenberg without cause, these NEOs would receive benefits under the Severance Plan for members of the Executive Council.  Under the Severance Plan, each of the NEOs would receive his or her annual base salary at the time of termination in installment payments over the course of one year following termination and would be eligible to elect Company-paid COBRA continuation coverage for one year following termination.  The NEOs are required to release the Company from any and all liability in order to be eligible for benefits under the Severance Plan.

POTENTIAL CHANGE IN CONTROL PAYMENTS AND BENEFITS

Generally, awards granted under the Incentive Plans accelerate vesting in the event of an involuntary termination of employment within one year following a Change in Control unless specified otherwise in the applicable award agreement.  A Change in Control, as generally defined in the Incentive Plans, will be deemed to take place on the occurrence of any of the following events: (i) a merger or consolidation of the Company with one or more other corporations as a result of which the holders of the outstanding capital stock of the Company entitled to vote in elections of directors (“Voting Power”) of the Company immediately prior to such merger or consolidation hold less than 50 percent of the Voting Power of the surviving or resulting corporation; (ii) a transfer of 30 percent of the Voting Power, or a substantial portion of the property, of the Company other than to an entity of which the Company owns at least 50 percent of the Voting Power; or (iii) during any period of 24 months, the persons who at the beginning of such 24-month period were directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company.  Pursuant to the award agreements for performance stock awards granted in fiscal 2017, 2018, and 2019, upon an involuntary termination of employment within one year following a Change in Control, the NEO is entitled to accelerated vesting on a pro rata basis, where performance is assumed to be at the Target level and the proration is based on the period worked during the performance period.

Mr. Burke’s employment agreement contains separate Change in Control provisions. The definition of Change in Control generally has the same meaning as in the Incentive Plan described above.  If at any time during the 24 months after a Change in Control occurs Mr. Burke’s employment were terminated without “Good Cause”, or if Mr. Burke were to terminate the agreement for any reason during the same time period, the Company is obligated to:

•
pay to Mr. Burke an amount equal to three times the greater of (i) the sum of his base salary and Target bonus for the current fiscal year, or (ii) his five year average base salary and actual bonus for the five year period ending on the last day of the fiscal year immediately preceding the fiscal year of termination, payable in a lump sum;

•	pay to Mr. Burke an amount equal to the pro rata portion of the Target bonus for the calendar year in which his employment terminated;
•
accelerate the vesting of Mr. Burke’s unvested stock options and Retention Restricted Awards, so that all such awards would immediately vest or the restrictions would lapse, as the case may be, on the date of termination;

•
pay to Mr. Burke an additional lump sum payment sufficient to cover the full cost of excise taxes due to the application of Section 4999 of the Code, if applicable, and his federal, state and local income and employment taxes on the payments;

•
continue to provide coverage for a period of three years to Mr. Burke, his spouse and other dependents under all welfare benefit plans maintained by the Company in which such persons were participating immediately prior to the termination unless precluded by such plan, in which case the Company would pay an equivalent amount in cash; and

•
for each of the three calendar years ending during the three-year period beginning with Mr. Burke’s termination of employment, pay to Mr. Burke an amount (a “Supplemental Defined Contribution Benefit”) for each such calendar year approximately equal to the sum of the Company’s matching and discretionary contributions, if any, that would have be made to the 401(k) Retirement Plan and Deferred Compensation Plan for each applicable year had Mr. Burke continued employment for such three-year period, using certain assumptions set forth in Mr. Burke’s employment agreement.

The Company has also entered into a Change in Control Agreement and Termination Agreement with the other NEOs (except for Mr. Appel) and certain other key employees.  The definition of Change in Control generally has the same meaning as in the Incentive Plan described above and the definitions of Good Cause and Good Reason generally have the same meanings as in Mr. Burke’s employment agreement described above.  For all NEOs other than Mr. Burke or Mr. Appel, in the event of a Change in Control, if employment of the employee is terminated by the Company for any reason other than Good Cause, or terminated by the employee for Good Reason within 24 months after the Change in Control occurs, or for any reason during the 13th month after the Change in Control, the Company is obligated to provide the same benefits as described above for Mr. Burke with the exception that the Company would pay to the employee an amount equal to two times the greater of (i) the sum of his/her then current base salary and Target bonus, or (ii) his/her five year average base salary and actual bonus, continue to provide coverage under applicable welfare plans (or the equivalent) for a period of two years, and pay a Supplemental Defined Contribution Benefit for a period of two years.

As described in the Compensation Discussion and Analysis section of the Company’s fiscal 2011 proxy statement, the ONC Committee determined that no substantive changes would be made to any of the existing Employment or Change in Control and Termination Agreements that have been in place with the Company’s employees prior to 2009.  At the same time, the ONC Committee determined that any future agreements with employees which provide for benefits upon a change in control will not provide for excise tax gross ups and any benefits following a change in control under such future agreements would only be payable upon the employee’s involuntary termination other than for Good Cause or the employee’s voluntary termination for Good Reason.

Mr. Appel joined the Executive Council during fiscal 2017, and as such, the Change in Control provisions of the Severance Plan govern the benefits Mr. Appel would be eligible to receive following a Change in Control.  The definition of Change in Control generally has the same meaning as in the Incentive Plan described above and the definition of Good Reason generally has the same meaning as in Mr. Burke’s employment agreement described above.  In the event of a Change in Control, if employment of Mr. Appel is terminated by the Company for any reason other than Cause, or terminated by Mr. Appel for Good Reason within 12 months after the Change in Control occurs, the Company is obligated to provide Mr. Appel the following benefits: (i) a payment equal to two (2) times his annual base salary at the time of termination, (ii) a payment equal to two (2) times Mr. Appel’s target award under the MIP for the fiscal year in progress at the time of his termination, and (iii) eighteen (18) months of Company-paid COBRA continuation coverage if Mr. Appel elects such coverage.  “Cause” is defined under the Severance Plan to include the following: (a) engagement in an act of dishonesty constituting a felony that results or is intended to result directly or indirectly in gain or personal enrichment at the expense of Modine; (b) disclosure of confidential information of Modine that results in a demonstrable injury to Modine; or (c) engagement in a willful and continued failure to perform substantially one’s duties on behalf of Modine or to comply with Modine’s Code of Ethics and Business Conduct.

The below table sets forth the potential payments upon termination of employment or change in control for each of the NEOs (other than Mr. Marry).  For purposes of the calculations, it is assumed that Company matching contributions to the 401(k) Retirement Plan and Deferred Compensation Plan would be 4.5 percent of base salary for future calendar years.

Mr. Marry is not included in the table below because he retired effective December 31, 2018.  The Committee approved a retirement package for Mr. Marry that allowed him to (1) receive a prorated payment (based on the period employed during fiscal 2019) under the fiscal 2019 MIP, (2) continue to vest in any Retention Restricted Awards and performance stock awards that would vest in the 2019 calendar year, and (3) become entitled to his vested benefits in the Salaried Pension Plan and SERP. Mr. Marry received a prorated payment pursuant to the fiscal 2019 MIP equal to $227,223.  Using a closing stock price of $10.81 on December 31, 2018 (the day of Mr. Marry’s retirement), the value of the Retention Restricted Awards (27,481) and performance stock awards (36,050 x 141%) vesting in 2019 is equal to $846,553.  The present value of Mr. Marry’s distributions under the Salaried Pension Plan and SERP as of December 31, 2018 was equal to $332,076. The sum of these retirement benefits is equal to $1,415,852.

Potential Payments Upon Termination of Employment or Change in Control Table
Name	Cash Payment ($)	Accelerated Vesting of Equity ($)(1)	Retirement Plan Benefits: Pension Plan (Qualified & SERP) ($)	Perquisites and Continued Benefits ($)	Total ($)

Thomas A. Burke
Death	0	$5,643,741	NA	NA	$5,643,741
Disability	$4,024,310	$5,643,741	NA	(2)	$9,668,051
Involuntary Termination	$5,227,419	0	NA	$172,958 (3)	$5,400,377
Termination if Change in Control	$6,785,000 (4)	$4,593,306	NA	$172,958 (3)	$11,551,264
Change in Control (no termination)	NA	NA	NA	NA	NA

Michael B. Lucareli
Death	0	$1,593,407	$77,220	NA	$1,670,627
Disability	(2)	$1,593,407	$161,624	(2)	$1,755,031
Involuntary Termination	$452,000	0	$161,624	$21,524 (5)	$636,148
Termination if Change in Control	$1,847,850 (6)	$1,300,024	$161,624	$75,668 (7)	$3,385,166
Change in Control (no termination)	NA	NA	NA	NA	NA

Scott L. Bowser
Death	0	$892,620	$103,855	NA	$996,475
Disability	(2)	$892,620	$217,373	(2)	$1,109,993
Involuntary Termination	$450,000	0	$217,373	$20,990(5)	$688,363
Termination if Change in Control	$1,509,438 (6)	$722,864	$217,373	$75,063 (8)	$2,524,738
Change in Control (no termination)	NA	NA	NA	NA	NA

Dennis P. Appel
Death	0	$445,098	NA	NA	$445,098
Disability	(2)	$445,098	NA	(2)	$445,098
Involuntary Termination	$398,000	0	NA	$20,990 (5)	$418,990
Termination if Change in Control	$1,191,000 (9)	$355,303	NA	$31,485 (10)	$1,577,788
Change in Control (no termination)	NA	NA	NA	NA	NA

Scott D. Wollenberg
Death	0	$827,412	$64,368	NA	$891,780
Disability	(2)	$827,412	$134,724	(2)	$962,136
Involuntary Termination	$356,000	0	$134,724	$21,417 (5)	$512,141
Termination if Change in Control	$1,241,875(6)	$670,276	$134,724	$65,132 (11)	$2,112,007
Change in Control (no termination)	NA	NA	NA	NA	NA

(1)
Amounts represent the vesting of Retention Restricted Awards and certain performance stock awards and the spread value of the stock options at the closing stock price of $13.87 on March 29, 2019 (the last trading day of fiscal 2019). In addition, a prorated portion of the performance stock awards (based on the period worked during each performance period as of March 31, 2019) is illustrated in the events of a change in control termination of employment or termination of employment due to death or permanent disability.  In the event of a change in control termination of employment, the pro rata vesting of performance stock awards is illustrated at the Target level of performance for all awards.  In the case of death or permanent disability, the pro rata vesting of performance stock awards is illustrated at actual performance of 141% of Target for fiscal 2017 awards, maximum performance for fiscal 2018 awards, and target performance for fiscal 2019 awards.

(2)	Paid in accordance with plans available to all salaried employees.

(3)
Amount consists of $41,333 for three years of welfare plan benefits (or the equivalent) and $131,625 for three years of Company matching contributions to the 401(k) Retirement Plan and Deferred Compensation Plan.

(4)	Amount is (i) three times Base Salary and Target Bonus for fiscal 2019 and (ii) pro rata Target Bonus for fiscal 2019.

(5)	Amount consists of COBRA continuation coverage for one year.

(6)	Amount is two times Base Salary and Target Bonus for fiscal 2019 and (ii) pro rata Target Bonus for fiscal 2019.

(7)
Amount consists of $34,898 for two years of welfare plan benefits (or the equivalent) and $40,770 for two years of Company matching contributions to the 401(k) Retirement Plan and Deferred Compensation Plan.

(8)
Amount consists of $34,563 for two years of welfare plan benefits (or the equivalent) and $40,500 for two years of Company matching contributions to the 401(k) Retirement Plan and Deferred Compensation Plan.

(9)	Amount is two times Base Salary and Target Bonus for fiscal 2019.

(10)	Amount consists of COBRA continuation coverage for eighteen months.

(11)
Amount consists of $33,092 for two years of welfare plan benefits (or the equivalent) and $32,040 for two years of Company matching contributions to the 401(k) Retirement Plan and Deferred Compensation Plan.

CEO PAY RATIO

As a result of the rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing disclosure regarding the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Burke as the Company’s Chief Executive Officer. The CEO Pay Ratio included in this information is a reasonable estimate calculated in accordance with Item 402(u) of Regulation S-K.

When we calculated our median employee in fiscal 2018, we used a measurement date of March 31, 2018, our fiscal year end, as of which date we employed, in total, approximately 12,000 individuals worldwide.  In determining the employee population from which we identified the median employee, we excluded the approximately 197 employees located in India and approximately 84 employees located in Serbia.

For each of the employees in our employee population, total annual compensation was calculated by compiling total wages, which included base salary, plus any overtime, shift premiums and cash allowances, actually paid to each member of our workforce (including full-time, part-time, seasonal and temporary employees), other than our CEO. When identifying the median employee, consistent with Item 402(u) of Regulation S-K, we included adjustments for annualizing the pay for any full-time and part-time employees who were employed by us for only part of the year.

The individual who was our median employee for our fiscal 2018 calculation is no longer employed by us.  In addition, as a non-US-based employee, the compensation of the previous median employee was heavily impacted by the applicable exchange rate, which is a significant factor that is outside of the Company’s control and unrelated to our performance or overall compensation policies.  In accordance with Item 402(u), we determined that there was another individual whose compensation was similar to the fiscal 2018 median employee, and we have used that individual as the median employee for the calculations.  There have been no material changes to our aggregate employee population or our employee compensation arrangements since last year, and we believe the selection of this individual as our median employee does not result in a material change to our pay ratio disclosure.  The newly identified median employee is a Tubing, Setup and Operator based in our Grenada, Mississippi facility, and his residence in the United States eliminates the impact of exchange rates in comparing future pay ratios to the disclosure made for fiscal 2019.

Based on the foregoing, the median of the annual total compensation of the Company’s employees (other than Mr. Burke) was approximately $31,350 for fiscal 2019. Mr. Burke’s total annual compensation, as reflected in the Summary Compensation Table, was $4,623,907. This yields a CEO Pay Ratio of 1:147.

ITEM 2 – ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

As required pursuant to Section 14A of the Exchange Act, the Company annually seeks the advisory vote of its shareholders on its executive compensation program and asks that you support the compensation of the Company’s NEOs as disclosed in the Compensation Discussion and Analysis section and accompanying tables contained in this proxy statement.

The ONC Committee and the Company are committed to paying for performance and ensuring that the executive compensation plans of the Company drive value.  This commitment is reflected in the Company’s executive compensation program, which is designed to balance short- and long-term considerations while rewarding management in a way that reflects the Company’s performance over time.

This proposal, commonly known as a “Say on Pay” proposal, gives you the opportunity to indicate your support or lack of support for the Company’s fiscal 2019 pay practices and programs for the NEOs through the following resolution:

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

This vote is not for or against a particular item of compensation but rather is with regard to the executive compensation program, as a whole, for the NEOs.  This shareholder vote is advisory and is, therefore, not binding on the Board of Directors. The Board of Directors will, however, take the outcome of this vote into account when determining NEO compensation for future years.

The Board of Directors recommends a vote “FOR” approval of the compensation of the Company’s NEOs.

Vote Required for Approval

Approval of the advisory vote supporting the Company’s executive compensation policies and procedures for its NEOs requires the affirmative vote of a majority of the votes cast thereon, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will have no effect on the vote.

ITEM 3 - RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2020 to audit the consolidated financial statements of the Company.  Before the Audit Committee selected PwC, it carefully considered the qualifications of the firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing.  Services provided to the Company and its subsidiaries by PwC in fiscal 2019 and fiscal 2018 are described under Independent Auditor’s Fees for Fiscal 2019 and 2018 below.

If the shareholders do not ratify the appointment of PwC, the selection of our independent registered public accounting firm will be reconsidered by the Audit Committee.  If, prior to the annual meeting, PwC declines to act or its engagement is otherwise discontinued by the Audit Committee, the Audit Committee will appoint another independent registered public accounting firm whose engagement for any period subsequent to the meeting will be subject to ratification by the shareholders at the 2019 Annual Meeting of Shareholders.

Representatives of PwC are expected to be present at the 2019 Annual Meeting of Shareholders.  They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

INDEPENDENT AUDITOR’S FEES FOR FISCAL 2019 AND 2018

The following table represents fees for professional audit services rendered by PwC for the audit of the Company’s consolidated financial statements for the fiscal years ended March 31, 2019 and March 31, 2018, and fees billed for other services rendered by PwC during those periods.

(In thousands)	Fiscal 2019	Fiscal 2018
Audit Fees: (a)	$2,373	$2,450
Audit-Related Fees: (b)	$0	$102
Tax Fees: (c)	$460	$121
All Other Fees:	$0	$0
Total	$2,833	$2,673

(a)
Audit Fees:  Fees for professional services performed by PwC for (1) the audit of the Company’s annual consolidated financial statements included in the Company’s annual report on Form 10-K and review of financial statements included in the Company’s quarterly reports on Form 10-Q; (2) the audit of the Company’s internal control over financial reporting; and (3) services that are normally provided in connection with statutory and regulatory filings or engagements.

(b)	Audit-Related Fees: In fiscal 2018, Audit-Related Fees primarily related to a planned share offering that was not consummated.

(c)
Tax Fees:  Fees for professional services performed by PwC with respect to tax compliance, tax advice, and tax planning.  This may include preparation of returns for the Company and its consolidated subsidiaries, refund claims, payment planning and tax audit assistance.

Pre-Approval Policy

The Audit Committee pre-approves all audit services and permitted non-audit services, including all fees and terms, to be performed for the Company by its independent registered public accounting firm.  Alternatively, the Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.  Non-audit services are reviewed and pre-approved by project at the beginning of each fiscal year.  Descriptions of each project are provided to the Audit Committee.  Any additional non-audit services contemplated by the Company after the beginning of the fiscal year are submitted to the Audit Committee for pre-approval prior to engaging the independent registered public accounting firm to perform any services.  The Audit Committee is routinely informed as to the non-audit services actually provided by the independent registered public accounting firm pursuant to the pre-approved projects.  All of the fees paid to the independent registered public accounting firm in the fiscal year ended March 31, 2019 and fiscal year ended March 31, 2018 were approved in advance by the Audit Committee.

The Board of Directors recommends a vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Vote Required for Approval

Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors consists of six members, each of whom has been determined by the Board to be sufficiently experienced, financially literate and independent in accordance with the applicable NYSE listing standards.  Mr. Cooley, the Chair of the Audit Committee, Mr. Anderson, and Mr. Ashleman qualify as audit committee financial experts within the meaning of the SEC rules.

The Audit Committee operates under a written charter adopted by the Board of Directors.  Under its charter, the Audit Committee’s purpose is to assist the Board of Directors in overseeing:

•	The integrity of the Company’s financial statements;

•	The internal control and disclosure control systems of the Company;

•	The independent registered public accounting firm’s qualifications and independence;

•	The performance of the Company’s internal audit function and independent registered public accounting firm; and

•	The Company’s compliance with legal and regulatory requirements.

The Audit Committee is responsible for appointing and overseeing the work of the Company’s independent registered public accounting firm for the purpose of preparing and issuing an audit report and performing related work, and for discussing with the independent registered public accounting firm appropriate staffing and compensation.  It is also the responsibility of the Audit Committee to ensure the rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law, or more frequently if the Audit Committee may deem necessary.

In determining whether to reappoint PwC as the Company’s independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2020, the Audit Committee considered the qualifications of the firm, including their performance in prior years and their reputation for integrity and for competence in the fields of accounting and auditing.  Members of the Audit Committee prepared written evaluations of PwC, and the evaluations were considered as part of the reappointment process, along with additional input from members of executive management and the head of the Company’s Internal Audit department regarding their views of and experiences with PwC in its capacity as the Company’s independent registered public accounting firm.

The Audit Committee discussed and approved PwC’s compensation for its work as the Company’s independent registered public accounting firm based on a number of factors.  These factors included the review of a fee proposal presented by PwC describing the background of the relationship, the proposed scope of audit, and circumstances distinguishing PwC’s work in fiscal 2019 from its proposed fiscal 2020 role.  The Audit Committee also received input from management regarding its work experience with the PwC audit team and the reasonableness and market competitiveness of PwC’s fee proposal.

In addition, the Audit Committee is charged under its charter with a wide range of responsibilities and authority, including, among others:

•
Retaining, to the extent it deems necessary or appropriate, and with appropriate funding provided by the Company, independent legal, accounting or other advisors, or other services or tools as it deems necessary or appropriate in carrying out its duties;

•	Oversight of management’s implementation of systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interest;

•	Review of the activities and recommendations of the Company’s internal auditing program;

•
Monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s independent registered public accounting firm about draft annual financial statements and key accounting and reporting matters;

•	Monitoring and reviewing the Company’s earnings releases with management and the Company’s independent registered public accounting firm;

•
Determining whether the independent registered public accounting firm is independent (based in part on the annual letter provided to the Company pursuant to PCAOB Ethics and Independence Rule 3526 (Independence Discussion with Audit Committees));

•	Reviewing the independent registered public accounting firm’s quality control program and any material control issues;

•	Annually reviewing management’s programs to monitor compliance with the Company’s Code of Ethics;

•	Annually reviewing with management the assumptions and disclosures related to the defined benefit and post-employment benefit plans; and

•	Reviewing with management at least semi-annually the status, policies and procedures relating to Company common stock held in any such plan.

The Audit Committee met eight times during the fiscal year ended March 31, 2019.  The Audit Committee has an appropriate number of meetings to ensure that it devotes appropriate attention to all of its responsibilities.  The Audit Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accounting firm and with the Company’s internal auditors and compliance personnel, in each case without any other member of the Company’s management being present.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm to review and discuss all financial statements, including the Company’s audited financial statements, prior to their issuance, and to discuss significant accounting issues.  Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles.  PwC presented the matters required to be discussed with the Audit Committee by PCAOB AU 380 “Communication with Audit Committees” and SEC Regulation S-X, Rule 2-07 “Communication with Audit Committees.”

With respect to the Company’s independent registered public accounting firm, the Audit Committee, among other things, discussed with PwC matters relating to its independence, after receiving the written disclosures and the letter from PwC required by the PCAOB Ethics and Independence Rule 3526.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019, for filing with the SEC.

In performing all of the functions described above, the Audit Committee acts only in an oversight capacity.  The Audit Committee completes its review of the matters described above prior to the public announcements of financial results.  In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for the Company’s financial statements and its report on the effectiveness of the Company’s internal control over financial reporting, and of the Company’s independent registered public accounting firm, who, in their report, express an opinion on the Company’s annual financial statements and on the effectiveness of the Company’s internal control over financial reporting.

THE AUDIT COMMITTEE
Charles P. Cooley, Chair
David J. Anderson
Eric D. Ashleman
David G. Bills
Christopher W. Patterson
Christine Y. Yan

EQUITY COMPENSATION PLAN INFORMATION

Modine’s equity compensation plans, listed below, all have been approved by shareholders:

•	2017 Incentive Compensation Plan; and

•	Amended and Restated 2008 Incentive Compensation Plan.

The following table sets forth required information about equity compensation plans as of March 31, 2019:

Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants or rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (2)	Number of shares remaining available for future issuance (excluding securities reflected in 1st column) (3)
Equity Compensation Plans approved by security holders	2,228,017	$12.24	2,632,262

Equity Compensation Plans not approved by security holders	-	-	-
Total	2,228,017	$12.24	2,632,262

(1)
Represents shares issuable under the following award types: options - 1,249,225 shares; performance stock assuming target performance - 565,020 shares, regardless of any potential actual payout; and restricted stock units - 413,772 shares.  The number of shares subject to options and issuable under performance awards and restricted stock units relate both to the 2008 Incentive Compensation Plan and the 2017 Incentive Compensation Plan.

(2)	Represents the weighted-average exercise price of outstanding options.

(3)
Represents the number of shares remaining available for future issuance under the 2017 Incentive Compensation Plan where outstanding performance stock is accounted for at Target performance levels regardless of any potential actual payout.  The Company does not plan to make any future grants under the 2008 Incentive Compensation Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and certain persons who beneficially own more than 10 percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of equity securities of Modine and derivative securities of Modine with the SEC.  Those “reporting persons” are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based upon a review of those filings and other information furnished by the reporting persons, we believe that all of the Company’s reporting persons complied during the fiscal year ended March 31, 2019 with the reporting requirements of Section 16(a) of the Exchange Act.

ADDITIONAL MATTERS

The Board of Directors is not aware of any other matters that will be presented for action at the 2019 Annual Meeting of Shareholders.  Should any additional matters properly come before the meeting, the persons named in the proxy will vote on those matters in accordance with their best judgment.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The Rules of Conduct for the annual meeting are attached as Appendix A.  Please review the Rules of Conduct before attending the annual meeting.  The Rules of Conduct will also be distributed at the annual meeting.

Who may vote?

You may vote your shares of common stock if our records show that you owned the shares at the close of business on May 28, 2019, the record date.  A total of 50,726,669 shares of common stock were outstanding as of the record date and entitled to vote at the annual meeting.  You are entitled to one vote for each share of common stock you own.  The holders of common stock do not have cumulative voting rights.  The enclosed proxy card shows the number of shares you may vote.

How do I vote?

You may vote in person or by a properly appointed proxy.

Registered Holders

Registered holders may vote (i) by completing and mailing the enclosed proxy card, or (ii) electronically via the Internet, or (iii) by calling Broadridge Financial Solutions, Inc.  Specific instructions for each voting option are set forth on the enclosed proxy card.  You may also vote in person at the annual meeting.

The Internet and telephone voting procedures on the enclosed proxy card are for your convenience and reduce costs for Modine.  The procedures are designed to authenticate your identity, allow you to give voting instructions and confirm that those instructions have been recorded properly.

Street Name Holders

If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically via the Internet or by telephone.  If your bank or brokerage firm is participating in the Broadridge Investor Communication Services’ program, your voting form will provide you with instructions.

401(k) Retirement Plan Participants

If you are a participant in one of Modine’s 401(k) Retirement Plans, you will receive a proxy on which you may indicate your voting instructions for the shares held in your plan account.  The trustee for the plan, Equiniti Trust Company, will vote your shares as you direct.  If a proxy is not returned for shares held in a plan, the trustee generally will vote those shares in the same proportion that all shares in the plan for which voting instructions have been received are voted, although it may do otherwise in its discretion.
May I vote in person at the annual meeting?

Although we encourage you to complete and return the proxy card or vote via the Internet or by telephone to ensure that your vote is counted, you may attend the annual meeting and vote your shares in person.  You will need to obtain a “legal proxy” from your broker if you hold your shares in street name and want to vote those shares at the annual meeting in person.

Please tell us when you appoint your proxy if you plan on attending the annual meeting so that we may have an accurate count of the number of shareholders attending the meeting.

What does the Board of Directors recommend?

The Board of Directors’ recommendation is included with the description of each item in this proxy statement.  In summary, the Board recommends a vote:

“FOR” election of each of the Company-nominated directors for terms expiring in 2022 (see Item 1); and

“FOR” approval of the Company’s NEO compensation (see Item 2); and

“FOR” ratification of the Company’s independent registered public accounting firm (see Item 3).

Unless you give other instructions, the persons named as proxies will vote “FOR” Items 1, 2 and 3.

What if other matters come up at the annual meeting?

To our knowledge, the matters described in this proxy statement are the only matters that will be subject to a vote at the annual meeting.  If other matters are properly presented, the persons appointed as proxies will vote your shares on those other matters in accordance with their best judgment.

May I change my vote after I appoint a proxy?

Yes, you may change your vote by revoking your proxy.  You may revoke your proxy by:

•	submitting a new proxy;

•	giving written notice before the annual meeting to the Company’s Secretary stating that you are revoking your previous proxy;

•	revoking your proxy in the same manner you initially submitted it – by mail, Internet, or the telephone; or

•	attending the annual meeting and voting your shares in person.

If you decide to vote your shares in person, we prefer that you first revoke your prior proxy in the same way you initially submitted it – that is, by mail, Internet or the telephone.  The presence at the annual meeting of a shareholder who has made an effective proxy appointment does not, by itself, constitute a revocation of a proxy appointment.

How are votes counted?

A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the annual meeting.  Abstentions and broker non-votes are counted as present for purposes of determining a quorum.

Voting on the Election of Directors (Item 1)

Directors in an uncontested election are elected by a majority of the votes cast by holders of shares of the Company’s common stock entitled to vote in the election at a shareholder meeting at which a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Advisory Vote on NEO Compensation (Item 2)

Approval of the advisory resolution on the Company’s NEO compensation policies and procedures for its NEOs requires the affirmative vote of a majority of the votes cast, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Voting on the Ratification of Independent Registered Public Accounting Firm (Item 3)

Approval of this proposal requires the affirmative vote of a majority of the votes cast, provided a quorum is present.  Because abstentions and broker non-votes are not considered votes cast, they will not have an effect on the vote.

Who will count the votes?

Broadridge Financial Solutions, Inc., an independent tabulator, will count the votes under the supervision of the Inspectors of Election appointed by the Board of Directors.

Shareholder Proposals for 2020 Annual Meeting

Shareholder proposals for the 2020 Annual Meeting of Shareholders of the Company must be received no later than February 26, 2020 at the Company’s principal executive office, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin 53403-2552, directed to the attention of the Company’s Secretary, in order to be considered for inclusion in next year’s annual meeting proxy material under the proxy rules of the SEC.  Written notice of shareholder proposals and director nominations for the 2020 Annual Meeting of Shareholders of the Company that are not intended to be considered for inclusion in next year’s annual meeting proxy material (shareholder proposals submitted outside the processes of Rule 14a-8) must be received no earlier than April 26, 2020 and no later than May 11, 2020 at such offices, directed to the attention of the Company’s Secretary, and must be submitted in accordance with the requirements of the Bylaws of the Company.
Who pays for this proxy solicitation?

Modine pays for the proxy solicitation.  Directors, officers and employees of Modine, who will receive no additional compensation for their services, may solicit proxies in person or by mail, telephone, facsimile transmission or other means.  Brokers, banks, nominees, fiduciaries and other custodians will be requested to solicit beneficial owners of shares and will be reimbursed for their expenses.

How may I help reduce mailing costs?

Eligible shareholders who have more than one account in their name or the same address as other shareholders may authorize us to discontinue mailings of multiple annual reports and proxy statements.  Most shareholders can also view future annual reports and proxy statements on the Internet rather than receiving paper copies in the mail.  See the next two questions and answers and your proxy card for more information.

Are proxy materials and the annual report available electronically?

Yes, they are available at www.proxyvote.com and on our website, www.modine.com. In addition, shareholders may elect to view future proxy statements and annual reports on the Internet instead of receiving paper copies in the mail.  If you are a shareholder of record, you may choose this option and save us the cost of producing and mailing these documents by following the instructions provided on the proxy card to vote on the Internet.  On the referenced website, you will be given instructions to choose to receive future proxy statements and annual reports electronically.  If you hold your stock in street name, please refer to the information provided by the party in whose name the shares are held for instructions on how to elect to view future proxy statements and annual reports on the Internet.

What happens if multiple shareholders share the same address?

We have adopted a procedure called “householding,” so we are sending only one proxy statement to shareholders with the same last name at a single address, unless we have received instructions to do otherwise.  Householding reduces our printing and postage costs.  If a shareholder of record wishes to receive a separate copy of a proxy statement or annual report in the future, he or she may tell us so by providing written notice to the Company’s Secretary, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, WI 53403-2552, or oral notice by calling 262-636-1517.  Upon written or oral request, the Company will promptly send a copy of either document.

Shareholders of record sharing the same address and receiving multiple copies of the annual report and proxy statement may request householding by contacting us in the same manner.  If you own your shares in street name, you may request householding by contacting the entity in whose name the shares are held.

The foregoing notice and Proxy Statement are sent by order of the Board of Directors.

Sylvia A. Stein,
Vice President, General Counsel and Corporate Secretary

June 25, 2019

The Company will provide to any shareholder, without charge, upon written request of such shareholder, a copy of the Company’s Form 10-K (without exhibits).  Such requests should be addressed to:  Vice President, Treasurer and Investor Relations, Modine Manufacturing Company, 1500 DeKoven Avenue, Racine, Wisconsin, 53403-2552.  A copy of the Company’s Form 10-K is available on our website, www.modine.com.

APPENDIX A

Modine Manufacturing Company

ANNUAL MEETING OF SHAREHOLDERS

Rules of Conduct

In order to conduct an orderly and constructive meeting of shareholders in a manner that is fair to the interests of all shareholders, and give all shareholders present a reasonable opportunity to be heard, the 2019 Annual Meeting of Shareholders will be conducted in accordance with the following rules and procedures:

1.
You may not vote at this meeting if you have already voted by proxy and have not revoked your proxy.  If you have previously voted directly but wish to change your vote, or if you have not yet voted, you may request a ballot from the inspector of election and vote before the polls close.

2.
Subject to the discretion of the Lead Director, the business of the meeting will be taken up in the order on the agenda.  When an item on the agenda is before the meeting, questions or comments should be confined to that item.

3.
Only shareholders eligible to vote at the meeting (or holders of their proxies) may speak at the meeting.  Shareholders should not address the meeting until recognized by the Lead Director of the meeting.  Shareholders eligible to vote who wish to address the meeting should rise and wait to be recognized.  Once recognized, shareholders (or proxy holders) should state their name and, if applicable, the name of any shareholder they represent.

4.	Each speaker shall be limited to 3 minutes on a particular subject. Once a shareholder has spoken on a subject, that shareholder should give other shareholders the opportunity to speak.

5.
Shareholders will be recognized on a rotation basis, and their questions or remarks must be relevant to the meeting, pertinent to matters properly before the meeting and under discussion at that time, and briefly stated.  The meeting is not to be used as a forum to present views that are not directly related to the business before the meeting.

6.	Questions and comments unrelated to agenda items should be held for discussion after the conclusion of the formal meeting.

7.	Individual matters that are not of concern to all shareholders generally, such as personal grievances, are not appropriate matters for general discussion during the meeting.

8.	The use of cameras or sound recording equipment is prohibited, except those employed by the Company, if any, to provide a record of the proceedings.

A-1

Notice
of Meeting
and Proxy
Statement

2019	Annual Meeting of Shareholders

MODINE MANUFACTURING COMPANY C/O CORPORATE SECRETARY 1500 DEKOVEN AVENUE RACINE, WI 53403-2552
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 24, 2019 for shares held directly and by 11:59 p.m. Eastern Time on July 19, 2019 for shares held in a Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by Modine Manufacturing Company in mailing proxy materials, you may consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 24, 2019 for shares held directly and by 11:59 p.m. Eastern Time on July 19, 2019 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by phone or Internet, please do not mail your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E81471-P26442	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MODINE MANUFACTURING COMPANY

The Board of Directors recommends you vote FOR the following proposals:
1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Mr. David G. Bills	☐	☐	☐

	1b.	Mr. Thomas A. Burke	☐	☐	☐

	1c.	Mr. Charles P. Cooley	☐	☐	☐

						For	Against	Abstain

2.	Advisory vote to approve of the Company's named executive officer compensation.					☐	☐	☐

3.	Ratification of the appointment of the Company's independent registered public					☐	☐	☐

NOTE: This Proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted FOR the election of ALL nominees listed above and FOR Items 2 and 3.

For address change/comments, mark here.					☐
(see reverse for instructions)

Please indicate if you plan to attend the 2019 Annual Meeting of Shareholders.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) on the proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on July 25, 2019 – the Notice and Proxy Statement and Annual Report are available at www.proxyvote.com and www.modine.com.

E81472--P26442

Annual Meeting of Shareholders
Thursday, July 25, 2019
8:00 AM CDT

This proxy is solicited by the Board of Directors

If you consented to access your proxy information electronically, you may view it by going to the Modine Manufacturing Company website, www.modine.com.

The undersigned hereby appoints Michael B. Lucareli and Sylvia A. Stein, or either of them, with full power of substitution to each, as attorneys and proxies to represent the undersigned at the 2019 Annual Meeting of Shareholders of Modine Manufacturing Company to be held at The Milwaukee Marriott Downtown, 323 East Wisconsin Avenue, Milwaukee, WI 53202 on July 25, 2019 at 8:00 a.m. CDT, and at any adjournment(s) thereof, and to vote all shares of common stock that the undersigned may be entitled to vote at said meeting as directed with respect to the matters as set forth in the Proxy Statement. If any other business should properly come before the meeting and/or at any adjournment(s) thereof, the shares represented by the proxy and voting instructions solicited thereby may be discretionarily voted on such business in accordance with the best judgment of the proxy holders.

Modine 401(k) Retirement Savings Plan-Voting Instructions to Trustee, Equiniti Trust Company, for the Annual Meeting of Shareholders. If you are a participant in the Modine 401(k) Retirement Savings Plan, you have the right to give instructions to the Trustee as to the voting of shares of Modine Manufacturing Company common stock held in the plan account. The voting of those shares will occur at the 2019 Annual Meeting of Shareholders or at any adjournment(s) thereof. In this regard, please indicate your voting choices on the card, sign and date it, and return this card promptly in the enclosed postage-paid envelope or follow the instructions to record your vote by telephone or Internet. If your instructions are not received at least five days prior to the meeting, or if you do not respond, shares held in an account for which a proxy is not received will generally be voted by the Trustee, Equiniti Trust Company, in the same proportion that all shares in the plan for which voting instructions have been received are voted although it may do otherwise in its discretion.

Address Change/Comments:

(If you noted any Address Change and/or Comments above, please mark corresponding box on the reverse side.)

IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

Continued and to be signed on reverse side.